 As filed with the Securities and Exchange Commission on December 4, 1996

                          Reg. Nos. 333-15559 and 333-15559-01 through -08
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                             AMENDMENT NO. 1
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                                                                 BANKAMERICA CAPITAL I
                                                                 BANKAMERICA CAPITAL II
                                                                BANKAMERICA CAPITAL III
                                                                 BANKAMERICA CAPITAL IV
                                                                 BANKAMERICA CAPITAL V
                                                                 BANKAMERICA CAPITAL VI
                                                                BANKAMERICA CAPITAL VII
             BANKAMERICA CORPORATION                            BANKAMERICA CAPITAL VIII
            (Exact name of registrant                 (Exact name of each registrant as specified
           as specified in its charter)                         in its Trust Agreements)
                     DELAWARE                                                            DELAWARE
         (State or other jurisdiction of                              (State or other jurisdiction of incorporation
          incorporation or organization)                                    or organization of each registrant)
                    94-1681731                                                   EACH TO BE APPLIED FOR
       (I.R.S. Employer Identification No.)                                (I.R.S. Employer Identification No.)

                                                                               C/O BANKAMERICA CORPORATION
              555 CALIFORNIA STREET                                               555 CALIFORNIA STREET
         SAN FRANCISCO, CALIFORNIA 94104                                    SAN FRANCISCO, CALIFORNIA 94104
                  (415) 622-3530                                                    (415) 622-3530
   (Address, including zip code, and telephone number,           (Address, including zip code, and telephone number,
  including area code, of registrant's principal       including area code, of each registrant's
                executive offices)                            principal executive offices)

                                ---------------
                                CHERYL SOROKIN
                            BANKAMERICA CORPORATION
                            BANK OF AMERICA CENTER
                             555 CALIFORNIA STREET
                            SAN FRANCISCO, CA 94104
                                (415) 622-3530
           (Name, address, including zip code, and telephone number,
         including area code, of agent for service of each registrant)
                                With copies to:

       DANA M. KETCHAM, ESQ.              CAROLYN CHEW HAMILTON, ESQ.          STANLEY F. FARRAR, ESQ.
  ORRICK, HERRINGTON & SUTCLIFFE LLP    BANK OF AMERICA NATIONAL TRUST          SULLIVAN & CROMWELL
 OLD FEDERAL RESERVE BANK BUILDING         AND SAVINGS ASSOCIATION            444 SOUTH FLOWER STREET
        400 SANSOME STREET                  555 CALIFORNIA STREET          LOS ANGELES, CALIFORNIA 90071
  SAN FRANCISCO, CALIFORNIA 94111      SAN FRANCISCO, CALIFORNIA 94104          TEL: (213) 955-8000
        TEL: (415) 392-1122                  TEL: (415) 622-0943                FAX: (213) 683-0457
        FAX: (415) 773-5759                  FAX: (415) 622-6291

                                ---------------
 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.
                                ---------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                ---------------

                        CALCULATION OF REGISTRATION FEE

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
                                         PROPOSED
                                         MAXIMUM
                                         OFFERING     PROPOSED
 TITLE OF EACH CLASS OF       AMOUNT      PRICE        MAXIMUM        AMOUNT OF
    SECURITIES TO BE          TO BE         PER       AGGREGATE      REGISTRATION
       REGISTERED           REGISTERED    UNIT(1) OFFERING PRICE(1)      FEE
---------------------------------------------------------------------------------
Junior Subordinated
 Deferrable Interest
 Debentures and Debt
 Securities of
 BankAmerica
 Corporation(2).........                                                 N/A
---------------------------------------------------------------------------------
Preferred Securities of
 BankAmerica Capital I,
 BankAmerica Capital II,
 BankAmerica Capital
 III,
 BankAmerica Capital IV,
 BankAmerica Capital V,
 BankAmerica Capital VI,
 BankAmerica Capital
 VII,
 BankAmerica Capital
 VIII...................                                                 N/A
---------------------------------------------------------------------------------
BankAmerica Corporation
 Guarantees with respect
 to Preferred
 Securities(3)(4).......                                                 N/A
---------------------------------------------------------------------------------
Total(6)................  $1,500,000,000   100%   $1,500,000,000(5)  $454,545.46*

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(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).

(2) The Junior Subordinated Deferrable Interest Debentures will be purchased by BankAmerica Capital I, II, III, IV, V, VI, VII and VIII with the proceeds of the sale of the Preferred Securities.

(3) No separate consideration will be received for the BankAmerica Corporation Guarantee.

(4) This Registration Statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures of BankAmerica Corporation, the rights of holders of Junior Subordinated Deferrable Interest Debentures of BankAmerica Corporation under the Junior Subordinated Indenture, the rights of holders of Preferred Securities of BankAmerica Capital I, BankAmerica Capital II, BankAmerica Capital III, BankAmerica Capital IV, BankAmerica Capital V, BankAmerica Capital VI, BankAmerica Capital VII and BankAmerica Capital VIII, under each Trust Agreement, the rights of holders of the Preferred Securities under the Guarantees, the Expense Agreement entered into by BankAmerica Corporation and certain backup undertakings as described herein. BankAmerica Corporation's obligations under the Junior Subordinated Deferrable Interest Debentures, the Junior Subordinated Indenture, the Trust Agreements and the Expense Agreements provide a full and unconditional guarantee of the Preferred Securities.

(5) Or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units.

(6) This Registration Statement also registers an indeterminate amount of securities to be sold by BA Securities, Inc. in market making transactions, where required.

*  Previously Paid

                            INTRODUCTORY NOTE

  This Registration Statement contains two forms of Prospectus Supplement, one
relating to   % Cumulative Quarterly Income Preferred Securities with $25
liquidation amounts and one relating to   % Cumulative Semi-Annual Income
Preferred Securities with $1,000 liquidation amounts. Either or both Prospectus Supplements may be used depending on market conditions.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS TO + +WHICH IT RELATES SHALL CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN + +OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN +
+WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO             +
+REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED DECEMBER 4, 1996
               PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED   , 1996

                                  PREFERRED SECURITIES

                             BANKAMERICA CAPITAL I

              % CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES,
                              SERIES 1 (QUIPSSM)*

                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
    FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                            BANKAMERICA CORPORATION
                                  ----------

  The     % Cumulative Quarterly Income Preferred Securities, Series 1 (the
"Series 1 QUIPS"), offered hereby represent beneficial interests in BankAmerica Capital I, a trust created under the laws of the State of Delaware (the "Series 1 Issuer Trust"). BankAmerica Corporation, a Delaware corporation (the "Corporation"), will be the owner of all of the beneficial interests represented by common securities of the Series 1 Issuer Trust ("Series 1 Common Securities" and, collectively with the Series 1 QUIPS, the "Series 1 Securities"). Bankers Trust Company is the Property Trustee of the Series 1 Issuer Trust. The Series 1

                                                        (Continued on next page)

                                  ----------
SEE "RISK FACTORS" BEGINNING ON PAGE S-4 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES 1 QUIPS.

                                  ----------

  THESE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR ANY NONBANK SUBSIDIARY OF THE CORPORATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                                  ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

                                                                    PROCEEDS TO
                                                                    THE SERIES 1
                                    INITIAL PUBLIC   UNDERWRITING      ISSUER
                                    OFFERING PRICE COMMISSION(1)(3) TRUST(2)(4)
                                    -------------- ---------------- ------------
Per Preferred Security.............    $                 (2)          $
Total..............................    $                 (2)          $

-----
(1) The Series 1 Issuer Trust and the Corporation have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) In view of the fact that the proceeds of the sale of the Series 1 QUIPS will be invested in the Series 1 Subordinated Debentures, the Corporation has agreed to pay to the Underwriters as compensation ("Underwriters' Compensation") for their arranging the investment therein of such proceeds
    $.      per Series 1 QUIPS (or $          in the aggregate). See
    "Underwriting."
(3) The Underwriting Commission will be $           per Series 1 QUIPS with
    respect to Series 1 QUIPS that have been initially allocated for sale to certain institutions. The estimated total Proceeds to the Series 1 Issuer Trust and Underwriting Commission set forth above reflect that initial allocation. The actual total Underwriting Commission and Proceeds to the Series 1 Issuer Trust will depend on the number of Series 1 QUIPS that are actually sold to institutions, which may be greater or less than the initial allocation.
(4) Expenses of the offering, which are payable by the Corporation, are
    estimated to be $       .
                                  ----------
  This Prospectus Supplement and the related Prospectus may be used by BA Securities, Inc., an affiliate of the Corporation and the Series 1 Issuer Trust, in connection with offers and sales related to secondary market transactions in the Series 1 QUIPS. BA Securities, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

  The Series 1 QUIPS offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series 1 QUIPS will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York, on or about
         , 1996, against payment therefor in immediately available funds.
-----
  * "QUIPS" is a service mark of Goldman, Sachs & Co.

                              GOLDMAN, SACHS & CO.

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS          , 1996.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES 1 QUIPS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ---------------

(cover page continued)

Issuer Trust exists for the sole purpose of issuing the Series 1 Securities
and investing the proceeds thereof in     % Junior Subordinated Deferrable
Interest Debentures, Series 1 (the "Series 1 Subordinated Debentures"), to be issued by the Corporation. The Series 1 Subordinated Debentures will mature on
            , 2026, which date may be (i) shortened to a date not earlier than
            , 2001 or (ii) extended to a date not later than             ,
2045, in each case if certain conditions are met (including, in the case of a shortening of the Stated Maturity (as defined herein), the Corporation having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies of the Federal Reserve). The Series 1 QUIPS will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Series 1 Common Securities. See "Description of Preferred Securities-- Subordination of Common Securities" in the accompanying Prospectus.

  Holders of the Series 1 QUIPS will be entitled to receive preferential cumulative cash distributions accumulating from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and December of each year, commencing December 31, 1996, at the annual rate of
    % of the Liquidation Amount of $25 per Series 1 QUIPS ("Distributions").
The Distribution on December 31, 1996 will be $    per Series 1 QUIPS. The
Corporation has the right to defer payment of interest on the Series 1 Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Series 1 Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Series 1 Subordinated Debentures are so deferred, Distributions on the Series 1 QUIPS will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities of the Corporation that rank pari passu in all respects with or junior to the Series 1 Subordinated Debentures. During an Extension Period, interest on the Series 1 Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Series 1 QUIPS are entitled will
accumulate) at the rate of     % per annum, compounded quarterly, and holders
of Series 1 QUIPS will be required to accrue interest income for United States federal income tax purposes. See "Certain Terms of Series 1 Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  The Corporation has, through the Series 1 Guarantee, the Trust Agreement, the Series 1 Subordinated Debentures, the Junior Subordinated Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Series 1 Issuer Trust's obligations under the Series 1 QUIPS. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees--Full and Unconditional Guarantee" in the accompanying Prospectus. The Series 1 Guarantee of the Corporation guarantees the payment of Distributions and payments on liquidation or redemption of the Series 1 QUIPS, but only in each case to the extent of funds held by the Series 1 Issuer Trust, as described herein (the "Series 1 Guarantee"). See "Description of Guarantees" in the accompanying Prospectus. If the Corporation does not make interest payments on the Series 1 Subordinated Debentures held by the Series 1 Issuer Trust, the Series 1 Issuer Trust will have insufficient funds to pay Distributions on the Series 1 QUIPS. The Series 1 Guarantee does not cover payment of Distributions when the Series 1 Issuer Trust does not have sufficient funds to pay such

(cover page continued)

Distributions. In such event, a holder of Series 1 QUIPS may institute a legal proceeding directly against the Corporation to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of Preferred Securities" in the accompanying Prospectus. The obligations of the Corporation under the Series 1 Guarantee are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus) of the Corporation.

  The Series 1 QUIPS are subject to mandatory redemption, in whole or in part, upon repayment of the Series 1 Subordinated Debentures at maturity or their earlier redemption. Subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Series 1 Subordinated Debentures are redeemable prior to maturity at the option of the Corporation
(i) on or after               , 2001, in whole at any time or in part from
time to time, or (ii) in whole (but not in part) at any time within 90 days following the occurrence of a Tax Event or Capital Treatment Event (each as defined herein), in each case at a redemption price equal to the accrued and unpaid interest on the Series 1 Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. See "Certain Terms of Series 1 QUIPS--Redemption."

  The Corporation will have the right at any time to terminate the Series 1 Issuer Trust and, after satisfaction of liabilities to creditors of the Series 1 Issuer Trust as required by applicable law, cause the Series 1 Subordinated Debentures to be distributed to the holders of the Series 1 Securities in liquidation of the Series 1 Issuer Trust, subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. See "Certain Terms of Series 1 QUIPS--Liquidation of Series 1 Issuer Trust and Distribution of Series 1 Subordinated Debentures to Holders."

  The Series 1 Subordinated Debentures are unsecured and subordinated to all Senior Indebtedness. See "Risk Factors--Ranking of Subordinated Obligations Under the Series 1 Guarantee and the Series 1 Subordinated Debentures."

  In the event of the termination of the Series 1 Issuer Trust, after satisfaction of liabilities to creditors of the Series 1 Issuer Trust as required by applicable law, the holders of the Series 1 QUIPS will be entitled to receive a Liquidation Amount of $25 per Series 1 QUIPS plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Series 1 Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

  Application will be made to list the Series 1 QUIPS on the New York Stock
Exchange under the symbol "      ". If the Series 1 Subordinated Debentures
are distributed to the holders of Series 1 QUIPS upon the liquidation of the Series 1 Issuer Trust, the Corporation will use its best efforts to list the Series 1 Subordinated Debentures on the New York Stock Exchange or such other stock exchanges or other automated quotation systems, if any, on which the Series 1 QUIPS are then listed or traded.

  The Series 1 QUIPS will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series 1 QUIPS will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying Prospectus, Series 1 QUIPS in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  The information in this Prospectus Supplement supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein, (i) the "Junior Subordinated Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Corporation and Bankers Trust Company, as trustee (the "Debenture Trustee"), and (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Series 1 Issuer Trust among the Corporation, as Depositor, Bankers Trust Company, as Property Trustee (the "Property Trustee"), Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"). Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.

                                 RISK FACTORS

  Prospective purchasers of the Series 1 QUIPS should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES 1 GUARANTEE AND THE SERIES 1 SUBORDINATED DEBENTURES

  The obligations of the Corporation under the Series 1 Guarantee issued by the Corporation for the benefit of the holders of Series 1 QUIPS and under the Series 1 Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. At September 30, 1996, the aggregate outstanding Senior Indebtedness of the Corporation was approximately $17.1 billion. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including Bank of America National Trust and Savings Association, Bank of America Illinois and Bank of America NW, National Association, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series 1 QUIPS to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. In addition, there are also various legal limitations on the extent to which the Corporation's depository subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation or various of its affiliates. Accordingly, the Series 1 Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series 1 Subordinated Debentures and the Series 1 Guarantee should look only to the assets of the Corporation for payments on the Series 1 Subordinated Debentures and the Series 1 Guarantee. See "BankAmerica Corporation." None of the Junior Subordinated Indenture, the Series 1 Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation. See "Description of Guarantees--Status of the Guarantees" and "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

  The ability of the Series 1 Issuer Trust to pay amounts due on the Series 1 QUIPS is solely dependent upon the Corporation making payments on the Series 1 Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

  So long as no Event of Default under the Junior Subordinated Indenture has occurred or is continuing, the Corporation has the right under the Junior Subordinated Indenture to defer the payment of interest on the Series 1 Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension

Period may extend beyond the Stated Maturity of the Series 1 Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Series 1 QUIPS by the Series 1 Issuer Trust will be deferred (and the amount of Distributions to which holders of the Series 1 QUIPS are entitled
will accumulate additional Distributions thereon at the rate of     % per
annum, compounded quarterly from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Series 1 Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series 1 Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's (including its subsidiaries) benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series 1 Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest
thereon at the annual rate of    %, compounded quarterly, to the extent
permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Series 1 QUIPS--Distributions" and "Certain Terms of Series 1 Subordinated Debentures--Option to Extend Interest Payment Period."

  Should an Extension Period occur, a holder of Series 1 QUIPS will continue to accrue income (in the form of original issue discount, which will include both stated interest and any de minimis original issue discount on the Series 1 Subordinated Debentures) in respect of its pro rata share of the Series 1 Subordinated Debentures held by the Series 1 Issuer Trust for United States federal income tax purposes. As a result, a holder of Series 1 QUIPS will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Series 1 Issuer Trust if the holder disposes of the Series 1 QUIPS prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales or Redemption of Series 1 QUIPS."

  The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series 1 Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Series 1 QUIPS is likely to be affected. A holder that disposes of its Series 1 QUIPS during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series 1 QUIPS. In addition, as a result of the existence of the Corporation's right to defer interest payments, the market price of the Series 1 QUIPS (which represent preferred beneficial interests in the Series 1 Issuer Trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT OR CAPITAL TREATMENT EVENT REDEMPTION

  Upon the occurrence and during the continuation of a Tax Event or Capital Treatment Event, the Corporation has the right to redeem the Series 1 Subordinated Debentures in whole (but not in part)
within 90 days following the occurrence of such Tax Event or Capital Treatment Event and therefore cause a mandatory redemption of the Series 1 QUIPS before,
as well as after,             , 2001. The exercise of such right is subject to
the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve.

  A "Tax Event" means the receipt by the Series 1 Issuer Trust of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Series 1 QUIPS under the Trust Agreement, there is more than an insubstantial risk that (i) the Series 1 Issuer Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Series 1 Subordinated Debentures, (ii) interest payable by the Corporation on the Series 1 Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Series 1 Issuer Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  See "--Possible Tax Law Changes Affecting the Series 1 QUIPS" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the
Series 1 QUIPS prior to            , 2001.

  A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Series 1 QUIPS under the Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Series 1 QUIPS as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

EXCHANGE OF SERIES 1 SECURITIES FOR SERIES 1 SUBORDINATED DEBENTURES

  The Corporation will have the right at any time to terminate the Series 1 Issuer Trust and after satisfaction of the liabilities of creditors of the Series 1 Issuer Trust as provided by applicable law cause the Series 1 Subordinated Debentures to be distributed to the holders of the Series 1 Securities in liquidation of the Series 1 Issuer Trust. The exercise of such right is subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Certain Terms of Series 1 QUIPS-- Liquidation of Series 1 Issuer Trust and Distribution of Series 1 Subordinated Debentures to Holders."

EXTENSION OF STATED MATURITY OF SERIES 1 SUBORDINATED DEBENTURES

  The Corporation will also have the right to extend the maturity of the Series 1 Subordinated Debentures, whether or not the Series 1 Issuer Trust is terminated and the Series 1 Subordinated Debentures are distributed to holders of the Series 1 QUIPS, to a date no later than the 49th anniversary of the initial issuance of the Series 1 QUIPS, provided that the Corporation can extend the maturity only if at the time such election is made and at the time of such extension (i) the Corporation is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Corporation is not in default in the payment of any interest or principal on the Series 1 Subordinated Debentures, (iii) the Series 1 Issuer Trust is not in arrears on payments of Distributions on the Series 1 QUIPS and no deferred Distributions are accumulated and (iv) the Series 1 Subordinated Debentures are rated not less than BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Service, Inc. or the equivalent by any other nationally recognized statistical rating organization.

MARKET PRICES

  There can be no assurance as to the market prices for Series 1 QUIPS or Series 1 Subordinated Debentures that may be distributed in exchange for Series 1 QUIPS if a liquidation of the Series 1 Issuer Trust occurs. Accordingly, the Series 1 QUIPS that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series 1 Subordinated Debentures that a holder of Series 1 QUIPS may receive on liquidation of the Series 1 Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Series 1 QUIPS offered hereby. In addition, because the Corporation has the right (i) to shorten the Stated Maturity of the Series 1 Subordinated Debentures (subject to prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve) or (ii) to extend the maturity of the Series 1 Subordinated Debentures (subject to the conditions described above), there can be no assurance that the Corporation will not exercise its option to change the maturity of the Series 1 Subordinated Debentures as permitted by the terms thereof and of the Junior Subordinated Indenture. Because holders of Series 1 QUIPS may receive Series 1 Subordinated Debentures on termination of the Series 1 Issuer Trust, prospective purchasers of Series 1 QUIPS are also making an investment decision with regard to the Series 1 Subordinated Debentures and should carefully review all the information regarding the Series 1 Subordinated Debentures contained herein. See "Certain Terms of the Series 1 Subordinated Debentures" in this Prospectus Supplement and "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

RIGHTS UNDER THE SERIES 1 GUARANTEE

  The Series 1 Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Bankers Trust Company will act as the indenture trustee under the Series 1 Guarantee (the "Guarantee Trustee") for the purposes of compliance with the Trust Indenture Act and will hold the Series 1 Guarantee for the benefit of the holders of the Series 1 QUIPS. Bankers Trust Company will also act as Debenture Trustee for the Series 1 Subordinated Debentures and as Property Trustee and Bankers Trust (Delaware) will act as Delaware Trustee under the Trust Agreement. The Series 1 Guarantee guarantees to the holders of the Series 1 QUIPS the following payments, to the extent not paid by the Series 1 Issuer Trust: (i) any accrued and unpaid Distributions required to be paid on the Series 1 QUIPS, to the extent that the Series 1 Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Series 1 QUIPS called for redemption, to the extent that the Series 1 Issuer Trust has funds on hand available therefor at such time and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Series 1 Issuer Trust (unless the Series 1 Subordinated Debentures are distributed to holders of the Series 1 QUIPS), the lesser of (a) the aggregate of the Liquidation Amount and all accrued and unpaid Distributions to the date of payment to the extent that the Series 1 Issuer Trust has funds on hand available therefor at such time and
(b) the amount of assets of the Series 1 Issuer Trust remaining available for distribution to holders of the Series 1 QUIPS on liquidation of the Series 1 Issuer Trust. The Series 1 Guarantee is subordinate as described under "-- Ranking of Subordinated Obligations Under the Series 1 Guarantee and the Series 1 Subordinated Debentures." The holders of not less than a majority in aggregate Liquidation Amount of the Series 1 QUIPS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series 1 Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series 1 Guarantee. Any holder of the Series 1 QUIPS may institute a legal proceeding directly against the Corporation to enforce its rights under the Series 1

Guarantee without first instituting a legal proceeding against the Series 1 Issuer Trust, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series 1 Subordinated Debentures, the Series 1 Issuer Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Series 1 QUIPS or otherwise, and, in such event, holders of the Series 1 QUIPS would not be able to rely upon the Series 1 Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest on or principal of the Series 1 Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Series 1 QUIPS may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on such Series 1 Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series 1 QUIPS of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by the Corporation to such holder of Series 1 QUIPS in the Direct Action. Except as described herein, holders of Series 1 QUIPS will not be able to exercise directly any other remedy available to the holders of the Series 1 Subordinated Debentures or assert directly any other rights in respect of the Series 1 Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Preferred Securities," "--Debenture Events of Default" and "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Series 1 QUIPS by acceptance thereof agrees to the provisions of the Series 1 Guarantee and the Junior Subordinated Indenture.

LIMITED VOTING RIGHTS

  Holders of Series 1 QUIPS will generally have limited voting rights relating only to the modification of the Series 1 QUIPS and the exercise of the Series 1 Issuer Trust's rights as holder of Series 1 Subordinated Debentures and the Series 1 Guarantee. Holders of Series 1 QUIPS will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Series 1 Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Series 1 QUIPS to ensure that the Series 1 Issuer Trust will be classified for United States federal income tax purposes as a grantor trust unless such action materially and adversely affects the interests of such holders. See "Description of Preferred Securities--Voting Rights; Amendment of Each Trust Agreement" and "--Removal of Issuer Trustees" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF SERIES 1 QUIPS

  Application will be made to list the Series 1 QUIPS on the New York Stock Exchange. The Series 1 QUIPS may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Series 1 Subordinated Debentures. A holder of Series 1 QUIPS that disposes of its Series 1 QUIPS could recognize a capital loss even though the total selling price exceeds the holder's purchase price. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Sales or Redemption of Series 1 QUIPS."

  As indicated above, application will be made to list the Series 1 QUIPS on the New York Stock Exchange. If the Series 1 QUIPS are not listed on a national securities exchange or the NASDAQ National Market and the underwriters do not make a market for the securities, the liquidity of the Series 1 QUIPS could be adversely affected.

POSSIBLE TAX LAW CHANGES AFFECTING THE SERIES 1 QUIPS

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. If either provision were to apply to the Series 1 Subordinated Debentures, the Corporation would be unable to deduct interest on the Series 1 Subordinated Debentures. On March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Series 1 Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Series 1 Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Series 1 QUIPS before, as
well as after,             , 2001. See "Certain Terms of Series 1 Subordinated
Debentures--Redemption" in this Prospectus Supplement and "Description of Preferred Securities--Redemption" in the accompanying Prospectus. See also "Certain Federal Income Tax Consequences--Possible Tax Law Changes."

                             BANKAMERICA CAPITAL I

  BankAmerica Capital I is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Depositor, Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 4, 1996. The Series 1 Issuer Trust's business and affairs are conducted by the Issuer Trustees: Bankers Trust Company, as Property Trustee, and Bankers Trust (Delaware), as Delaware Trustee, and three individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Series 1 Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Series 1 Securities,
(ii) using the proceeds from the sale of Series 1 Securities to acquire Series 1 Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Series 1 Securities). Accordingly, the Series 1 Subordinated Debentures and the right to reimbursement of expenses under the related Expense Agreement will be the sole assets of the Series 1 Issuer Trust, and payments under the Series 1 Subordinated Debentures and the related Expense Agreement will be the sole revenue of the Series 1 Issuer Trust. All of the Series 1 Common Securities will be owned by the Corporation. The Series 1 Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Series 1 QUIPS, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an Event of Default under the Junior Subordinated Indenture, the rights of the Corporation as holder of the Series 1 Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series 1 QUIPS. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus. The Corporation will acquire Series 1 Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Series 1 Issuer Trust. The Series 1 Issuer Trust has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Series 1 Issuer Trust is 555 California Street, San Francisco, California 94104, Attention: Secretary, and its telephone number is (415) 622-3530. See "The Issuer Trusts" in the accompanying Prospectus.

                            BANKAMERICA CORPORATION

  The Corporation is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and was incorporated in the State of Delaware in 1968. At September 30, 1996, the Corporation was one of the three largest bank holding companies in the United States, based on total assets.

  The Corporation's largest subsidiaries, based on total assets, are Bank of America National Trust and Savings Association ("Bank of America"), Bank of America Illinois ("BAI"), and Bank of America NW, National Association, formerly Seattle-First National Bank ("BANW").

  Bank of America became a subsidiary of the Corporation in 1969. Bank of America began business in San Francisco, California, as Bank of Italy in 1904 and adopted its present name in 1930. BAI, headquartered in Chicago, Illinois, was acquired by the Corporation in 1994. BANW, the largest commercial bank in Washington based on total assets at September 30, 1996, was acquired by the Corporation in 1983.

  The Corporation, through its network of subsidiaries, provides banking and other financial services throughout the United States and in selected international markets to consumers and business customers, including corporations, governments and other institutions.

  The Corporation's principal executive offices are located at 555 California Street, San Francisco, California 94104 (telephone (415) 622-3530).

                      RATIO OF EARNINGS TO FIXED CHARGES

  The ratio of earnings to fixed charges for the Corporation including its consolidated subsidiaries is computed by dividing earnings by fixed charges. Earnings consist primarily of income (loss) before income taxes adjusted for fixed charges. Fixed charges consist primarily of interest expense on short- and long-term borrowings and one-third (the portion deemed representative of the interest factor) of net rents under long-term leases.

  The following table sets forth the ratio of earnings to fixed charges for the Corporation and its consolidated subsidiaries for the periods indicated and reflects the effects of the merger of Continental Bank Corporation with and into the Corporation subsequent to its consummation on August 31, 1994 and the effects of the merger of Security Pacific Corporation with and into the Corporation subsequent to its consummation on April 22, 1992.

                                          NINE MONTHS
                                             ENDED
                                         SEPTEMBER 30, YEAR ENDED DECEMBER 31,
                                         ------------- ------------------------
                                          1996   1995  1995 1994 1993 1992 1991
                                         ------ ------ ---- ---- ---- ---- ----
RATIO OF EARNINGS TO FIXED CHARGES
Excluding interest on deposits..........   2.72   2.75 2.77 3.26 3.55 3.18 3.25
Including interest on deposits..........   1.60   1.61 1.61 1.74 1.79 1.53 1.34

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries as of September 30, 1996 and as adjusted to give effect to the consummation of the offering of the Series 1 QUIPS and the offering of $450,000,000 of 8.07% Capital Securities, Series A (the "Series A Securities") and $300,000,000 of 7.7% Capital Securities, Series B (the "Series B Securities"), each of which was consummated on November 27, 1996. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation and its subsidiaries incorporated herein by reference.

                                                                    SEPTEMBER 30,
                                                                         1996
                                                                   -----------------
                                                                               AS
                                                                   ACTUAL   ADJUSTED
                                                                   -------  --------
   (DOLLAR AMOUNTS IN MILLIONS)
   Long-Term Debt:
   Senior Debt
     The Corporation.............................................  $ 8,244  $ 8,244
     Subsidiary obligations......................................      415      415
                                                                   =======  =======
                                                                     8,659    8,659
                                                                   -------  -------
   Subordinated Debt
     The Corporation.............................................    5,986    5,986
     Subsidiary obligations......................................      454      454
                                                                   -------  -------
                                                                     6,440    6,440
                                                                   -------  -------
       Total Long-Term Debt......................................   15,099   15,099
                                                                   -------  -------
   Subordinated Capital Notes(a).................................      355      355
                                                                   -------  -------
   Corporation Obligated Mandatorily Redeemable Preferred Securi-
    ties of Subsidiary Trusts Holding Solely Junior Subordinated
    Deferrable Interest Debentures of the Corporation(b).........      --
   Preferred Stock (authorized: 70,000,000 shares;
    issued: 36,538,239 shares)...................................    2,242    2,242
                                                                   -------  -------
   Common Stockholders' Equity:
     Common stock, par value $1.5625 (authorized: 700,000,000
      shares; issued: 387,291,562 shares)........................      605      605
     Additional paid-in capital..................................    8,458    8,458
     Retained earnings...........................................   10,989   10,989
     Net unrealized loss on available-for-sale securities........      (27)     (27)
     Common stock in treasury, at cost (28,465,838 shares).......   (1,755)  (1,755)
                                                                   -------  -------
       Total Common Stockholders' Equity.........................   18,270   18,270
                                                                   -------  -------
        Total Capitalization of the Corporation(c)...............  $35,966  $
                                                                   =======  =======

--------
(a) Issuances of common and preferred stock of $350 million have been dedicated to retire or redeem subordinated capital notes.

(b) The Series 1 Preferred Securities are issued by the Series 1 Issuer Trust. The sole assets of the Series 1 Issuer Trust consist of approximately $ principal amount of Series 1 Subordinated Debentures issued by the Corporation to the Series 1 Issuer Trust and the Expense Agreement. The
    Series 1 Subordinated Debentures will bear interest at the rate of   % per
    annum and will mature on      , 2026, which date may be shortened to a
    date not earlier than      , 2001 or extended to a date not later than
         , 2045, in either case, if certain conditions are met. The Corporation owns all of the Series 1 Common Securities of the Series 1 Issuer Trust.

  The Series A Securities were issued by BankAmerica Institutional Capital A (the "Series A Trust"). The sole assets of the Series A Trust consist of $463,918,000 principal amount of 8.07% Junior Subordinated Deferrable Interest Debentures, Series A (the "Series A Debentures") issued by the Corporation to the Series A Trust and a related expense reimbursement agreement issued by the Corporation. The Series A Debentures bear interest at the rate of 8.07% per annum and will mature on December 31, 2026. The Corporation owns all of the Common Securities of the Series A Trust.

  The Series B Securities were issued by BankAmerica Institutional Capital B (the "Series B Trust"). The sole assets of the Series B Trust consist of $309,279,000 principal amount of 7.7% Junior Subordinated Deferrable Interest Debentures, Series B (the "Series B Debentures") issued by the Corporation to the Series B Trust and a related expense reimbursement agreement issued by the Corporation. The Series B Debentures bear interest at the rate of 7.7% per annum and will mature on December 31, 2026. The Corporation owns all of the Common Securities of the Series B Trust.

(c) Subsequent to September 30, 1996, the capitalization of the Corporation and its consolidated subsidiaries has been affected by various issuances, redemptions, repurchases and maturities which are not reflected in this table.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Series 1 Issuer Trust will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Series 1 Issuer Trust will be included in the consolidated financial statements of the Corporation. The Series 1 QUIPS will be included in a separate line item in the consolidated balance sheets of the Corporation, entitled "Corporation Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts Holding Solely Junior Subordinated Deferrable Interest Debentures of the Corporation" and appropriate disclosures about the Series 1 QUIPS, the Series 1 Guarantee and the Series 1 Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record Distributions payable on the Series 1 QUIPS as an expense in the consolidated statements of income.

  The Corporation has agreed that future financial reports of the Corporation will: (i) present the preferred securities issued by other trusts created by the Corporation on the Corporation's balance sheet in the separate line item entitled "Corporation Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts Holding Solely Junior Subordinated Deferrable Interest Debentures of the Corporation"; (ii) include in a footnote to the financial statements disclosure that the sole assets of the trusts are the junior subordinated debentures and the related expense agreement (specifying as to each trust the principal amount, interest rate and maturity date of junior subordinated debentures held); and (iii) if Staff Accounting Bulletin 53 treatment is sought, include, in an audited footnote to the financial statements, disclosure that (a) the trusts are wholly owned, (b) the sole assets of the trusts are the junior subordinated debentures (specifying as to each trust the principal amount, interest rate and maturity date of the junior subordinated debentures held) and the related expense agreement, and (c) the obligations of the Corporation under the junior subordinated debentures, the relevant indenture, trust agreement and guarantee, in the aggregate, constitute a full and unconditional guarantee by the Corporation of such trust's obligations under the preferred securities issued by such trust.

                        CERTAIN TERMS OF SERIES 1 QUIPS

GENERAL

  The following summary of certain terms and provisions of the Series 1 QUIPS supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of Preferred Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Series 1 QUIPS, which describes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Agreement, to which reference is hereby made. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

DISTRIBUTIONS

  The Series 1 QUIPS represent beneficial interests in the Series 1 Issuer Trust, and Distributions on each Series 1 QUIPS will be payable at the annual
rate of     % of the stated Liquidation Amount of $25, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, to the holders of the Series 1 QUIPS at the close of business on the relevant record dates. The record dates will be, for so long as the Series 1 QUIPS remain in book-entry form, one Business Day prior to the relevant Distribution payment date and, in the event the Series 1 QUIPS are not in book-entry form, the 15th day of the month in which the relevant Distribution payment date occurs. Distributions will accumulate from the date of original issuance. The first Distribution payment date for the Series 1 QUIPS will be December 31,
1996 and the Distribution will be $   per Series 1 QUIPS. The amount of
Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. In the event that any date on which Distributions are payable on the Series 1 QUIPS is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. See "Description of Preferred Securities--Distributions" in the accompanying Prospectus.

  So long as no Event of Default under the Junior Subordinated Indenture has occurred and is continuing, the Corporation has the right under the Junior Subordinated Indenture to defer the payment of interest on the Series 1 Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series 1 Subordinated Debentures. As a consequence of any such election, quarterly Distributions on the Series 1 QUIPS will be deferred by the Series 1 Issuer Trust during any such Extension Period. Distributions to which holders of the Series 1 QUIPS are entitled will accumulate additional Distributions
thereon at the rate per annum of     % thereof, compounded quarterly from the
relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Series 1 Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series 1 Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's (including its subsidiaries) benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series 1 Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Series 1 Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount."

  The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series 1 Subordinated Debentures.

REDEMPTION

  Upon the repayment or redemption, in whole or in part, of the Series 1 Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Series 1 Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price, with respect to the Series 1 Securities (the "Redemption Price"), equal to the aggregate Liquidation Amount of such Series 1 Securities plus accumulated and unpaid Distributions thereon to but excluding the date of redemption (the "Redemption Date"). See "Description of Preferred Securities--Redemption" in the accompanying Prospectus. For a description of the Stated Maturity and redemption provisions of the Series 1 Subordinated Debentures, see "Certain Terms of Series 1 Subordinated Debentures--General" and "--Redemption."

  The Corporation has the right to redeem the Series 1 Subordinated Debentures
(i) on or after      , 2001, in whole at any time or in part from time to
time, or (ii) in whole (but not in part) at any time within 90 days following the occurrence of a Tax Event or Capital Treatment Event, in each case at a redemption price equal to the accrued and unpaid interest on the Series 1 Subordinated Debentures so redeemed to but excluding the date fixed for redemption, plus 100% of the principal amount thereof. A redemption of the Series 1 Subordinated Debentures would cause a mandatory redemption of the Series 1 QUIPS and Series 1 Common Securities.

  "Like Amount" means (i) with respect to a redemption of Series 1 Securities, Series 1 Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Series 1 Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Series 1 Common Securities and to the Series 1 QUIPS based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of the Series 1 Securities and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Series 1 QUIPS in connection with a dissolution or liquidation of the Series 1 Issuer Trust, Series 1 Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Series 1 QUIPS of the holder to whom such Series 1 Subordinated Debentures are distributed.

  "Liquidation Amount" means the stated amount of $25 per Series 1 QUIPS.

  "Tax Event" means the receipt by the Series 1 Issuer Trust of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Series 1 QUIPS under the Trust Agreement, there is more than an insubstantial risk that (i) the Series 1 Issuer Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Series 1 Subordinated Debentures, (ii) interest payable by the Corporation on the Series 1 Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Series 1 Issuer Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Series 1 QUIPS under the Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Series 1 QUIPS as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

LIQUIDATION OF SERIES 1 ISSUER TRUST AND DISTRIBUTION OF SERIES 1 SUBORDINATED DEBENTURES TO HOLDERS

  The Corporation will have the right at any time to terminate the Series 1 Issuer Trust and cause the Series 1 Subordinated Debentures to be distributed to the holders of the Series 1 QUIPS in liquidation of the Series 1 Issuer Trust. Such right is subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

  Under current United States federal income tax law and interpretations and assuming, as expected, the Series 1 Issuer Trust is treated as a grantor trust, a distribution of the Series 1 Subordinated Debentures should not be a taxable event to holders of the Series 1 QUIPS. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Series 1 QUIPS. See "Certain Federal Income Tax Consequences--Distribution of Series 1 Subordinated Debentures to Holders of Series 1 QUIPS." If the Corporation elects neither to redeem the Series 1 Subordinated Debentures prior to maturity nor to liquidate the Series 1 Issuer Trust and distribute the Series 1 Subordinated Debentures to holders of the Series 1 QUIPS, the Series 1 QUIPS will remain outstanding until the repayment of the Series 1 Subordinated Debentures.

  If the Corporation elects to liquidate the Series 1 Issuer Trust and thereby causes the Series 1 Subordinated Debentures to be distributed to holders of the Series 1 QUIPS in liquidation of the Series 1 Issuer Trust, the Corporation shall continue to have the right to shorten or extend the maturity of such Series 1 Subordinated Debentures, subject to certain conditions as described under "Certain Terms of Series 1 Subordinated Debentures--General."

LIQUIDATION VALUE

  The amount payable on the Series 1 QUIPS in the event of any liquidation of the Series 1 Issuer Trust is $25 per Series 1 QUIPS plus accumulated and unpaid Distributions, which may be in the form of a distribution of such amount in Series 1 Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

REGISTRATION OF SERIES 1 QUIPS

  The Series 1 QUIPS will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series 1 QUIPS will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below and in the accompanying Prospectus, Series 1 QUIPS in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  A global security shall be exchangeable for Series 1 QUIPS registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered to act as such depository, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable or
(iii) there shall have occurred and be continuing an Event of Default under the Junior Subordinated Indenture with respect to the Series 1 Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in such global security. In the event that Series 1 QUIPS are issued in definitive form, such Series 1 QUIPS will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Series 1 QUIPS represented by a global security will be made to DTC, as the depository for the Series 1 QUIPS. In the event Series 1 QUIPS are issued in definitive form, the Redemption Price and Distributions will be payable, the transfer of the Series 1 QUIPS will be registrable, and Series 1 QUIPS will be exchangeable for Series 1 QUIPS of other denominations of a like aggregate Liquidation Amount, at the corporate trust office of the Property Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series 1 QUIPS are issued in certificated form, the record dates for payment of Distributions will be the 15th day of the last month of each calendar quarter. For a description of DTC and the terms of the depository arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

               CERTAIN TERMS OF SERIES 1 SUBORDINATED DEBENTURES

GENERAL

  The following summary of certain terms and provisions of the Series 1 Subordinated Debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debentures set forth in the accompanying Prospectus under the headings "Description of Junior Subordinated Debentures" and "Description of Junior Subordinated Debentures-- Corresponding Junior Subordinated Debentures", to which description reference is hereby made. The summary of certain terms and provisions of the Series 1 Subordinated Debentures set forth below, which describes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Junior Subordinated Indenture, to which reference is hereby made. The Junior Subordinated Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

  Concurrently with the issuance of the Series 1 QUIPS, the Series 1 Issuer Trust will invest the proceeds thereof, together with the consideration paid by the Corporation for the Series 1 Common Securities, in the Series 1 Subordinated Debentures issued by the Corporation. The Series 1 Subordinated
Debentures will bear interest at the annual rate of     % of the principal
amount thereof, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing December 31, 1996, to the person in whose name each Series 1 Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Series 1 Issuer Trust, each Series 1 Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Series 1 Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by four. In the event that any date on which interest is payable on the Series 1 Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to
the extent permitted by law) at the rate per annum of     % thereof,
compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

  The Series 1 Subordinated Debentures will be issued as a series of junior subordinated debentures under the Junior Subordinated Indenture. The Series 1
Subordinated Debentures will mature on           , 2026 (such date, as it may
be shortened or extended as hereinafter described, the "Stated Maturity"). Such date may be shortened at any time by the Corporation to any date not
earlier than    , 2001, subject to the Corporation having received prior
approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. Such date may also be extended at any time at the election of the Corporation for one or more periods, but in
no event to a date later than       , 2045, provided that at the time such
election is made and at the time of extension (i) the Corporation is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Corporation is not in default in the payment of any interest or principal on the Series 1 Subordinated Debentures, (iii) the Series 1 Issuer Trust is not in arrears on payments of Distributions on the Series 1 QUIPS and no deferred Distributions are accumulated and (iv) the Series 1 Subordinated Debentures are rated not less than BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Service, Inc. or the equivalent by any other nationally recognized statistical rating organization. In the event the Corporation elects to shorten or extend the Stated Maturity of the Series 1 Subordinated Debentures, it shall give notice to the Debenture Trustee, and the Debenture Trustee shall give notice of such shortening or extension to the holders of the Series 1 Subordinated Debentures no more than 60 and no less than 30 days prior to the effectiveness thereof.

  The Series 1 Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Corporation. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including Bank of America, BAI and BANW, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series 1 QUIPS to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. In addition, there are also various legal limitations on the extent to which the Corporation's depository subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation or various of its affiliates. Accordingly, the Series 1 Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series 1 Subordinated Debentures should look only to the assets of the Corporation for payments on the Series 1 Subordinated Debentures. See "BankAmerica Corporation." The Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  So long as no Event of Default under the Junior Subordinated Indenture has occurred and is continuing, the Corporation has the right under the Junior Subordinated Indenture at any time during the term of the Series 1 Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series 1 Subordinated Debentures. At the end of such Extension Period, the Corporation must pay all interest then accrued and
unpaid (together with interest thereon at the annual rate of     %). During an
Extension Period, interest will continue to accrue and holders of Series 1 Subordinated Debentures (or holders of Series 1 QUIPS while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Series 1 Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series 1 Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's (including its subsidiaries) benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series 1 Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Series 1 QUIPS would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable self-regulatory organization or to holders of such Series 1 QUIPS of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee shall give notice of the Corporation's election to begin a new Extension Period to the holders of the Series 1 QUIPS. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" in the accompanying Prospectus.

ADDITIONAL SUMS

  In the event a Tax Event has occurred and is continuing and the Series 1 Issuer Trust is the holder of all of the Series 1 Subordinated Debentures, the Corporation will pay Additional Sums, if any (as defined below), on the Series 1 Subordinated Debentures.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions paid by the Series 1 Issuer Trust on the outstanding Series 1 QUIPS and Common Securities of the Series 1 Issuer Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Series 1 Issuer Trust has become subject as a result of a Tax Event.

REDEMPTION

  Subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, the Series 1 Subordinated Debentures are redeemable prior
to maturity at the option of the Corporation (i) on or after      , 2001, in
whole at any time or in part from time to time, or (ii) in whole (but not in part) at any time within 90 days following the occurrence of a Tax Event or Capital Treatment Event, in each case at a redemption price equal to the accrued and unpaid interest on the Series 1 Subordinated Debentures so redeemed to but excluding the date fixed for redemption, plus 100% of the principal amount thereof. See "Description of Junior Subordinated Debentures--Redemption" in the accompanying Prospectus.

DISTRIBUTION OF SERIES 1 SUBORDINATED DEBENTURES

  As described under "Certain Terms of Series 1 QUIPS--Liquidation of Series 1 Issuer Trust and Distribution of Series 1 Subordinated Debentures to Holders," under certain circumstances involving the termination of the Series 1 Issuer Trust, Series 1 Subordinated Debentures may be distributed to the holders of the Series 1 Securities in liquidation of the Series 1 Issuer Trust after satisfaction of liabilities to creditors of the Series 1 Issuer Trust as provided by applicable law. If distributed to holders of Series 1 Securities in liquidation, the Series 1 Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depository for the Series 1 QUIPS, will act as depository for the Series 1 Subordinated Debentures. It is anticipated that the depository arrangements for the Series 1 Subordinated Debentures would be substantially identical to those in effect for the Series 1 QUIPS. If the Series 1 Subordinated Debentures are distributed to the holders of Series 1 QUIPS upon the liquidation of the Series 1 Issuer Trust, the Corporation will use its best efforts to list the Series 1 Subordinated Debentures on the New York Stock Exchange or such other stock exchanges, if any, on which the Series 1 QUIPS are then listed. There can be no assurance as to the market price of any Series 1 Subordinated Debentures that may be distributed to the holders of Series 1 QUIPS.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Series 1 QUIPS. This summary only addresses the tax consequences to a person that acquires Series 1 QUIPS on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust the income of which is subject to United States federal income tax regardless of source (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Series 1 QUIPS, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii) persons that will hold Series 1 QUIPS as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Series 1 QUIPS as capital assets.

  The statements of law or legal conclusion set forth in this summary constitute the opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Corporation and the Series 1 Issuer Trust. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Series 1 QUIPS. In particular, legislation has been proposed that could adversely affect the Corporation's ability to deduct interest on the Series 1 Subordinated Debentures, which may in turn permit the Corporation to cause a redemption of the Series 1 QUIPS. See "--Possible Tax Law Changes." An opinion of counsel is not binding on the Internal Revenue Service or the courts, and the authorities on which this summary is based are subject to various interpretations. It is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Series 1 QUIPS may differ from the treatment described below.

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES 1 QUIPS, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE SERIES 1 ISSUER TRUST

  In connection with the issuance of the Series 1 QUIPS, Orrick, Herrington & Sutcliffe LLP will render its opinion to the effect that, under then current law and assuming compliance with the terms of the Trust Agreement, and based on certain facts and assumptions contained in such opinion, the Series 1 Issuer Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Series 1 QUIPS (a "Securityholder") will be treated as owning an undivided beneficial interest in the Series 1 Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the items of income realized with respect to the Series 1 Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "--Interest Income and Original Issue Discount." No amount included in income with respect to the Series 1 QUIPS will be eligible for the dividends-received deduction.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Final Treasury Regulations issued on June 11, 1996 generally provide that stated interest on a debt instrument is not "qualified stated interest" and, therefore, will give rise to original issue discount ("OID") unless such interest is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. Interest is considered to be unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or non-payment a "remote contingency."

  Under the Junior Subordinated Indenture, the Corporation has the right, at any time and from time to time during the term of the Series 1 Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters with respect to each Extension Period. Unless the likelihood of exercise of such right to defer is remote, the Series 1 Subordinated Debentures would be issued with OID. During any Extension Period, (a) the Corporation will not be permitted to declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock, and (b) the Corporation will not be permitted to make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Corporation that rank pari passu with or junior to the Series 1 Subordinated Debentures (although these restrictions will not apply to dividends or distributions in common stock of the Corporation and in certain other limited situations). See "Certain Terms of Series 1 Subordinated Debentures--Option to Extend Interest Payment Period." The Corporation currently believes that the adverse impact that the imposition of such restrictions would have on the Corporation and the value of the equity securities of the Corporation makes the likelihood of the Corporation exercising its right to defer payments of interest on the Series 1 Subordinated Debentures remote. Accordingly, the Corporation believes that the stated interest on the Series 1 Subordinated Debentures should be considered unconditionally payable for purposes of the OID provisions of the Code and that the Series 1 Subordinated Debentures should not be considered to have been issued with OID (other than de minimis OID, if any). As a result, each Securityholder will be required to include interest payments in taxable income at the time accrued or received in accordance with its own method of accounting. There can be no assurance, however, that the Internal Revenue Service will agree with such determination.

  However, if the Corporation does exercise its right to defer payments of interest thereon, the Series 1 Subordinated Debentures will be considered to be retired and reissued for their adjusted issue price at such time, and the Series 1 Subordinated Debentures thereafter will be considered to have been issued with OID. In such case, all the interest payments thereafter payable will be treated as OID. If the payments were treated as OID (either because the Corporation exercises the right to defer interest payments or because the exercise of such right was not remote at the time of issuance), holders must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. The amount of OID that accrues in any quarter will approximately equal the amount of the interest that accrues in that quarter at the stated interest rate and any de minimis OID allocated to such period. In the event that the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period and any de minimis OID allocated to such period on an economic accrual basis over the length of the extended interest period. A Securityholder that disposes of the Series 1 QUIPS during an Extension Period may suffer a loss because the market value of the Series 1 QUIPS likely will fall if the Corporation exercises its option to defer payments of interest on the Series 1 Subordinated Debentures. To the extent the selling price is less than the Securityholder's adjusted tax basis (which will include all accrued but unpaid interest), a Securityholder will recognize a capital loss.

DISTRIBUTION OF SERIES 1 SUBORDINATED DEBENTURES TO HOLDERS OF SERIES 1 QUIPS

  Under current law, a distribution by the Series 1 Issuer Trust of the Series 1 Subordinated Debentures, as described under the caption "Certain Terms of Series 1 QUIPS--Liquidation of Series 1 Issuer Trust and Distribution of Series 1 Subordinated Debentures to Holders," will be non-taxable and will result in the Securityholder receiving directly his pro rata share of the Series 1 Subordinated Debentures previously held indirectly through the Series 1 Issuer Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Series 1 QUIPS before such distribution.

SALES OR REDEMPTION OF SERIES 1 QUIPS

  Gain or loss will be recognized by a Securityholder on a sale of Series 1 QUIPS (including a redemption for cash) in an amount equal to the difference between the amount realized and the Securityholder's adjusted tax basis in the Series 1 QUIPS sold or so redeemed. A Securityholder's adjusted tax basis in the Series 1 QUIPS will be increased by any OID included in gross income and decreased by any interest payments not treated as "qualified stated interest" (as defined above). See "--Interest Income and Original Issue Discount." Gain or loss recognized by a Securityholder on Series 1 QUIPS held for more than one year generally will be taxable as long-term capital gain or loss. Amounts attributable to accrued interest with respect to a Securityholder's pro rata share of the Series 1 Subordinated Debentures not previously included in income will be taxable as ordinary income.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The amount of interest paid or OID accrued on the Series 1 QUIPS held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the Internal Revenue Service. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

  Payment of the proceeds from the disposition of Series 1 QUIPS to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

  Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

  It is anticipated that income on the Series 1 QUIPS will be reported to holders on Form 1099 and mailed to holders of the Series 1 QUIPS by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If either provision were to apply to the Series 1 Subordinated Debentures, the Corporation would be unable to deduct interest on the Series 1 Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Series 1 Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Series 1 Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Series 1 QUIPS, as described more fully in the accompanying Prospectus under "Description of Preferred Securities--Redemption" and "--Distribution of Corresponding Junior Subordinated Debentures."

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement, the Corporation and the Series 1 Issuer Trust have agreed that the Series 1 Issuer Trust will sell to each of the Underwriters named below, and each of such Underwriters for whom Goldman Sachs & Co. [insert other representatives] are acting as representatives has severally agreed to purchase from the Series 1 Issuer Trust, the respective number of Series 1 QUIPS set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Series 1 QUIPS offered hereby if any of the Series 1 QUIPS are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                        NUMBER
                                                                       OF SERIES
                                                                        1 QUIPS
                                UNDERWRITER                            ---------
      Goldman, Sachs & Co.............................................
      [insert names of other Underwriters]............................
                                                                          ---
          Total.......................................................
                                                                          ===

  The Corporation and the Underwriters have agreed that a total of
Series 1 QUIPS will initially be allocated for sale to certain institutional investors, and that the underwriting commission with respect to such Series 1
QUIPS will be $           per Series 1 QUIPS. The actual total underwriting
commission and total proceeds of this offering will depend on the number of Series 1 QUIPS actually purchased by such institutional investors, which may be greater or less than the initial allocation.

  The Underwriters propose initially to offer the Series 1 QUIPS to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in
excess of $.   per Series 1 QUIPS. The Underwriters may allow, and such
dealers may reallow, a discount not in excess of $.   per Series 1 QUIPS to
certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

  In view of the fact that the proceeds from the sale of the Series 1 QUIPS will be used to purchase the Series 1 Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay as Underwriters' Compensation for the Underwriters' arranging the investment
therein of such proceeds an amount of $.     per Series 1 QUIPS for the
accounts of the several Underwriters.

  The Corporation and the Series 1 Issuer Trust have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to
and including [   days after] the closing date, they will not offer, sell,
contract to sell or otherwise dispose of any Preferred Securities, any other beneficial interests in the assets of the Series 1 Issuer Trust, or any preferred securities or any other securities of the Series 1 Issuer Trust or the Corporation which are substantially similar to the Series 1 QUIPS, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive securities, preferred securities or any such substantially similar securities of either the Series 1 Issuer Trust or the Corporation, without the prior written consent of the Underwriters, except for the Series 1 QUIPS offered in connection with the offering.

  Prior to this offering, there has been no public market for the Series 1 QUIPS. Application will be made to list the Series 1 QUIPS on the New York Stock Exchange. Trading of the Series 1 QUIPS on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Series 1 QUIPS. The Underwriters have advised the Corporation that they intend to make a market in the Series 1 QUIPS prior to commencement of trading on the New York Stock Exchange, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series 1 QUIPS.

  In order to meet one of the requirements for listing the Series 1 QUIPS on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Series 1 QUIPS to a minimum of 400 beneficial holders.

  The Corporation and the Series 1 Issuer Trust have agreed to indemnify the several Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  BA Securities, Inc. ("BASI") is a wholly-owned subsidiary of the Corporation and an affiliate of the Series 1 Issuer Trust. Accordingly, to the extent BASI is authorized to underwrite the Series 1 QUIPS, any offer and sale of the Series 1 QUIPS will comply with Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting securities of an affiliate. No NASD member participating in the offering of the Series 1 QUIPS will execute a transaction in the Series 1 QUIPS in a discretionary account without the prior written specific approval of the member's customer.

  This Prospectus Supplement and the accompanying Prospectus may be used by BASI in connection with offers and sales related to secondary market transactions in the Series 1 QUIPS. BASI may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

  Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                            VALIDITY OF SECURITIES

  Certain matters of Delaware law relating to the validity of the Series 1 QUIPS, the enforceability of the Trust Agreement and the creation of the Series 1 Issuer Trust will be passed upon by Richards, Layton & Finger, special Delaware Counsel to the Corporation and the Series 1 Issuer Trust. The validity of the Series 1 Guarantee and the Series 1 Subordinated Debentures will be passed upon for the Corporation by Orrick, Herrington & Sutcliffe LLP, San Francisco, California and for the Underwriters by Sullivan & Cromwell, Los Angeles, California. Orrick, Herrington & Sutcliffe LLP and Sullivan & Cromwell will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Orrick, Herrington & Sutcliffe LLP.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE ISSUER TRUSTS OR BY THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE ISSUER TRUSTS SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                                ---------------
                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                          PROSPECTUS SUPPLEMENT
Risk Factors..............................................................  S-4
BankAmerica Capital I.....................................................  S-9
BankAmerica Corporation................................................... S-10
Ratio of Earnings to Fixed Charges........................................ S-10
Capitalization............................................................ S-11
Accounting Treatment...................................................... S-13
Certain Terms of Series 1 QUIPS........................................... S-13
Certain Terms of Series 1 Subordinated Debentures......................... S-17
Certain Federal Income Tax Consequences................................... S-21
Underwriting.............................................................. S-25
Validity of Securities.................................................... S-26
                                PROSPECTUS
Available Information ....................................................    4
Incorporation of Certain Documents by Reference...........................    5
BankAmerica Corporation...................................................    6
The Issuer Trusts.........................................................    8
Use of Proceeds...........................................................    9
Description of Junior Subordinated Debentures.............................    9
Description of Preferred Securities.......................................   22
Description of Guarantees.................................................   33
Relationship Among the Preferred Securities, the Corresponding Junior
 Subordinated Debentures and the Guarantees...............................   36
Description of Debt Securities............................................   38
Book-Entry Issuance.......................................................   48
Plan of Distribution......................................................   50
Validity of Securities....................................................   51
Experts...................................................................   51

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                PREFERRED SECURITIES

                             BANKAMERICA CAPITAL I

                          % CUMULATIVE QUARTERLY INCOME
                             PREFERRED SECURITIES,
                              SERIES 1 (QUIPSSM)

                     FULLY AND UNCONDITIONALLY GUARANTEED,
                      TO THE EXTENT DESCRIBED HEREIN, BY

                            BANKAMERICA CORPORATION

                                ---------------

                [LOGO OF BANKAMERICA CORPORATION APPEARS HERE]

                                ---------------

                             GOLDMAN, SACHS & CO.


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS TO + +WHICH IT RELATES SHALL CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN + +OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN +
+WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO             +
+REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.    +
+                                                                              +
+                                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED DECEMBER 4, 1996

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED   , 1996

                               PREFERRED SECURITIES

                           BANKAMERICA CAPITAL I

           % CUMULATIVE SEMI-ANNUAL INCOME PREFERRED SECURITIES,

                                 SERIES 1

            (LIQUIDATION AMOUNT $1,000 PER PREFERRED SECURITY)

 FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                          BANKAMERICA CORPORATION
                                  ----------

  The     % Cumulative Semi-Annual Income Preferred Securities, Series 1 (the
"Series 1 Preferred Securities"), offered hereby represent beneficial interests in BankAmerica Capital I, a trust created under the laws of the State of Delaware (the "Series 1 Issuer Trust"). BankAmerica Corporation, a Delaware corporation (the "Corporation"), will be the owner of all of the beneficial interests represented by common securities of the Series 1 Issuer Trust ("Series 1 Common Securities" and, collectively with the Series 1 Preferred Securities, the "Series 1 Securities"). Bankers Trust Company is the Property Trustee of the Series 1 Issuer Trust. The Series 1 Issuer Trust exists for the sole purpose of issuing the Series 1 Securities

                                                   (Continued on next page)

                                  ----------

SEE "RISK FACTORS" BEGINNING ON PAGE S-4 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES 1 PREFERRED SECURITIES.

                                  ----------

  THESE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE CORPORATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                                  ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

                                                                    PROCEEDS TO
                                                                    THE SERIES 1
                                       INITIAL PUBLIC UNDERWRITING     ISSUER
                                       OFFERING PRICE COMMISSION(1) TRUST(2)(3)
                                       -------------- ------------- ------------
Per Preferred Security................    $                (2)        $
Total.................................    $                (2)        $

-----

(1) The Series 1 Issuer Trust and the Corporation have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) In view of the fact that the proceeds of the sale of the Series 1 Preferred Securities will be invested in the Series 1 Subordinated Debentures, the Corporation has agreed to pay to the Underwriters as compensation ("Underwriters' Compensation") for their arranging the investment therein
    of such proceeds $.      per Series 1 Preferred Security (or $          in
    the aggregate). See "Underwriting."

(3) Expenses of the offering, which are payable by the Corporation, are
    estimated to be $       .
                                  ----------

  This Prospectus Supplement and the related Prospectus may be used by BA Securities, Inc., an affiliate of the Corporation and the Series 1 Issuer Trust, in connection with offers and sales related to secondary market transactions in the Series 1 Preferred Securities. BA Securities, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

  The Series 1 Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series 1 Preferred Securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in
New York, New York, on or about          , 1996, against payment therefor in
immediately available funds.



        THE DATE OF THIS PROSPECTUS SUPPLEMENT IS          , 1996.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES 1 PREFERRED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER THE COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ---------------

(cover page continued)

and investing the proceeds thereof in     % Junior Subordinated Deferrable
Interest Debentures, Series 1 (the "Series 1 Subordinated Debentures"), to be issued by the Corporation. The Series 1 Subordinated Debentures will mature on
            , 2026 (the "Stated Maturity"), The Series 1 Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Series 1 Common Securities. See "Description of Preferred Securities-- Subordination of Common Securities" in the accompanying Prospectus.

  Holders of the Series 1 Preferred Securities will be entitled to receive preferential cumulative cash distributions accumulating from the date of original issuance and payable semi-annually in arrears on the last day of June and December of each year, commencing December 31, 1996, at the annual rate of
    % of the Liquidation Amount of $1,000 per Series 1 Preferred Security
("Distributions"). The Distribution on December 31, 1996 will be $     per
Series 1 Preferred Security. The Corporation has the right to defer payment of interest on the Series 1 Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Series 1 Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Series 1 Subordinated Debentures are so deferred, Distributions on the Series 1 Preferred Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities of the Corporation that rank pari passu in all respects with or junior to the Series 1 Subordinated Debentures. During an Extension Period, interest on the Series 1 Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Series 1 Preferred Securities are entitled will accumulate) at
the rate of     % per annum, compounded semi-annually, and holders of Series 1
Preferred Securities will be required to accrue interest income for United States federal income tax purposes. See "Certain Terms of Series 1 Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  The Corporation has, through the Series 1 Guarantee, the Trust Agreement, the Series 1 Subordinated Debentures, the Junior Subordinated Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Series 1 Issuer Trust's obligations under the Series 1 Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees--Full and Unconditional Guarantee" in the accompanying Prospectus. The Series 1 Guarantee of the Corporation guarantees the payment of Distributions and payments on liquidation or redemption of the Series 1 Preferred Securities, but only in each case to the extent of funds held by the Series 1 Issuer Trust, as described herein (the "Series 1 Guarantee"). See "Description of Guarantees" in the accompanying Prospectus. If the Corporation does not make interest payments on the Series 1 Subordinated Debentures held by the Series 1 Issuer Trust, the Series 1 Issuer Trust will have insufficient funds to pay Distributions on the Series 1 Preferred Securities. The Series 1 Guarantee does not cover payment of Distributions when the Series 1 Issuer Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Series 1 Preferred Securities may institute a legal proceeding directly against the Corporation to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of Preferred Securities" in the accompanying Prospectus. The obligations of the Corporation under the

(cover page continued)

Series 1 Guarantee are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus) of the Corporation.

  The Series 1 Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Series 1 Subordinated Debentures at their Stated Maturity or earlier redemption. Subject to the Corporation having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Series 1 Subordinated Debentures are redeemable prior to their Stated Maturity at the
option of the Corporation (i) on or after               , 2006, in whole at
any time or in part from time to time, or (ii) in whole (but not in part)
prior to      , 2006 and within 90 days following the occurrence of a Tax
Event or Capital Treatment Event (each as defined herein), in each case at the applicable redemption price set forth herein plus the accrued and unpaid interest on the Series 1 Subordinated Debentures so redeemed to the date fixed for redemption. See "Certain Terms of Series 1 Preferred Securities-- Redemption."

  The Corporation will have the right at any time to terminate the Series 1 Issuer Trust and, after satisfaction of liabilities to creditors of the Series 1 Issuer Trust as required by applicable law, cause the Series 1 Subordinated Debentures to be distributed to the holders of the Series 1 Securities in liquidation of the Series 1 Issuer Trust, subject to the Corporation having received (i) an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the Series 1 Preferred Securities and
(ii) prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. See "Certain Terms of Series 1 Preferred Securities--Liquidation of Series 1 Issuer Trust and Distribution of Series 1 Subordinated Debentures to Holders."

  The Series 1 Subordinated Debentures are unsecured and subordinated to all Senior Indebtedness. See "Risk Factors--Ranking of Subordinated Obligations Under the Series 1 Guarantee and the Series 1 Subordinated Debentures."

  In the event of the termination of the Series 1 Issuer Trust, after satisfaction of liabilities to creditors of the Series 1 Issuer Trust as required by applicable law, the holders of the Series 1 Preferred Securities will be entitled to receive a Liquidation Amount of $1,000 per Series 1 Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Series 1 Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

  The Series 1 Preferred Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series 1 Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying Prospectus, Series 1 Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  The information in this Prospectus Supplement supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein, (i) the "Junior Subordinated Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Corporation and Bankers Trust Company, as trustee (the "Debenture Trustee"), and (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Series 1 Issuer Trust among the Corporation, as Depositor, Bankers Trust Company, as Property Trustee (the "Property Trustee"), Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"). Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.

                               RISK FACTORS

  Prospective purchasers of the Series 1 Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES 1 GUARANTEE AND THE SERIES 1 SUBORDINATED DEBENTURES

  The obligations of the Corporation under the Series 1 Guarantee issued by the Corporation for the benefit of the holders of Series 1 Preferred Securities and under the Series 1 Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. At September 30, 1996, the aggregate outstanding Senior Indebtedness of the Corporation was approximately $17.1 billion. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including Bank of America National Trust and Savings Association, Bank of America Illinois and Bank of America NW, National Association, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series 1 Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. In addition, there are also various legal limitations on the extent to which the Corporation's depository subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation or various of its affiliates. Accordingly, the Series 1 Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series 1 Subordinated Debentures and the Series 1 Guarantee should look only to the assets of the Corporation for payments on the Series 1 Subordinated Debentures and the Series 1 Guarantee. See "BankAmerica Corporation." None of the Junior Subordinated Indenture, the Series 1 Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation. See "Description of Guarantees--Status of the Guarantees" and "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

  The ability of the Series 1 Issuer Trust to pay amounts due on the Series 1 Preferred Securities is solely dependent upon the Corporation making payments on the Series 1 Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

  So long as no Event of Default under the Junior Subordinated Indenture has occurred or is continuing, the Corporation has the right under the Junior Subordinated Indenture to defer the payment of interest on the Series 1 Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series 1 Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Series 1 Preferred Securities by the Series 1 Issuer Trust will be deferred (and the amount of Distributions to which holders of the Series 1 Preferred Securities are entitled will
accumulate additional Distributions thereon at the rate of     % per annum,
compounded semi-annually from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Series 1 Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series 1 Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's (including its subsidiaries) benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series 1 Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then
accrued and unpaid (together with interest thereon at the annual rate of    %,
compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Series 1 Preferred Securities--Distributions" and "Certain Terms of Series 1 Subordinated Debentures--Option to Extend Interest Payment Period."

  Should an Extension Period occur, a holder of Series 1 Preferred Securities will continue to accrue income (in the form of original issue discount, which will include both stated interest and any de minimis original issue discount on the Series 1 Subordinated Debentures) in respect of its pro rata share of the Series 1 Subordinated Debentures held by the Series 1 Issuer Trust for United States federal income tax purposes. As a result, a holder of Series 1 Preferred Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Series 1 Issuer Trust if the holder disposes of the Series 1 Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales or Redemption of Series 1 Preferred Securities."

  The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series 1 Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Series 1 Preferred Securities is likely to be affected. A holder that disposes of its Series 1 Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series 1 Preferred Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments, the market price of the Series 1 Preferred Securities (which represent preferred beneficial interests in the Series 1 Issuer Trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT OR CAPITAL TREATMENT EVENT REDEMPTION

  Upon the occurrence and during the continuation of a Tax Event or Capital Treatment Event, the Corporation has the right to redeem the Series 1
Subordinated Debentures in whole (but not in part) prior to      , 2006 and
within 90 days following the occurrence of such Tax Event or Capital Treatment Event and therefore cause a mandatory redemption of the Series 1 Preferred Securities. Any such redemption shall be at a price equal to the Make-Whole Amount (as defined in "Certain Terms of Series 1 Preferred Securities-- Redemption"), together with accrued interest to but excluding the date fixed for redemption. The exercise of such right is subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve.

  A "Tax Event" means the receipt by the Series 1 Issuer Trust of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the

United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Series 1 Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Series 1 Issuer Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Series 1 Subordinated Debentures, (ii) interest payable by the Corporation on the Series 1 Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Series 1 Issuer Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  See "--Possible Tax Law Changes Affecting the Series 1 Preferred Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to cause a redemption of
the Series 1 Preferred Securities prior to            , 2006.

  A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Series 1 Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Series 1 Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

EXCHANGE OF SERIES 1 SECURITIES FOR SERIES 1 SUBORDINATED DEBENTURES

  The Corporation will have the right at any time to terminate the Series 1 Issuer Trust and after satisfaction of the liabilities of creditors of the Series 1 Issuer Trust as provided by applicable law, cause the Series 1 Subordinated Debentures to be distributed to the holders of the Series 1 Securities in liquidation of the Series 1 Issuer Trust. The exercise of such right is subject to the Corporation having received (i) an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the Series 1 Preferred Securities and (ii) prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Certain Terms of Series 1 Preferred Securities-- Liquidation of Series 1 Issuer Trust and Distribution of Series 1 Subordinated Debentures to Holders."


MARKET PRICES

  There can be no assurance as to the market prices for Series 1 Preferred Securities or Series 1 Subordinated Debentures that may be distributed in exchange for Series 1 Preferred Securities if a liquidation of the Series 1 Issuer Trust occurs. Accordingly, the Series 1 Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series 1 Subordinated Debentures that a holder of Series 1 Preferred Securities may receive on liquidation of the Series 1 Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Series 1 Preferred Securities offered hereby. Because holders of Series 1 Preferred Securities may receive Series 1 Subordinated Debentures on termination of the Series 1 Issuer Trust, prospective purchasers of Series 1 Preferred Securities are also making an investment decision with regard to the Series 1 Subordinated Debentures and should carefully review all the information regarding the Series 1 Subordinated Debentures contained herein. See "Certain Terms of the Series 1 Subordinated Debentures" in this Prospectus Supplement and "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

RIGHTS UNDER THE SERIES 1 GUARANTEE

  The Series 1 Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Bankers Trust Company will act as the indenture trustee under the Series 1 Guarantee (the "Guarantee Trustee") for the purposes of compliance with the Trust Indenture Act and will hold the Series 1 Guarantee for the benefit of the holders of the Series 1 Preferred Securities. Bankers Trust Company will also act as Debenture Trustee for the Series 1 Subordinated Debentures and as Property Trustee and Bankers Trust (Delaware) will act as Delaware Trustee under the Trust Agreement. The Series 1 Guarantee guarantees to the holders of the Series 1 Preferred Securities the following payments, to the extent not paid by the Series 1 Issuer Trust: (i) any accrued and unpaid Distributions required to be paid on the Series 1 Preferred Securities, to the extent that the Series 1 Issuer Trust has funds on hand available therefor at such time,
(ii) the Redemption Price with respect to any Series 1 Preferred Securities called for redemption, to the extent that the Series 1 Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Series 1 Issuer Trust (unless the Series 1 Subordinated Debentures are distributed to holders of the Series 1 Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accrued and unpaid Distributions to the date of payment to the extent that the Series 1 Issuer Trust has funds on hand available therefor at such time and (b) the amount of assets of the Series 1 Issuer Trust remaining available for distribution to holders of the Series 1 Preferred Securities on liquidation of the Series 1 Issuer Trust. The Series 1 Guarantee is subordinate as described under "--Ranking of Subordinated Obligations Under the Series 1 Guarantee and the Series 1 Subordinated Debentures." The holders of not less than a majority in aggregate Liquidation Amount of the Series 1 Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series 1 Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series 1 Guarantee. Any holder of the Series 1 Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series 1 Guarantee without first instituting a legal proceeding against the Series 1 Issuer Trust, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series 1 Subordinated Debentures, the Series 1 Issuer Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Series 1 Preferred Securities or otherwise, and, in such event, holders of the Series 1 Preferred Securities would not be able to rely upon the Series 1 Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest or premium, if any, on or principal of the Series 1 Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Series 1 Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest or premium, if any, on such Series 1 Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series 1 Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by the Corporation to such holder of Series 1 Preferred Securities in the Direct Action. Except as described herein, holders of Series 1 Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Series 1 Subordinated Debentures or assert directly any other rights in respect of the Series 1 Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Preferred Securities," "--Debenture Events of Default" and "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Series 1 Preferred Securities by acceptance thereof agrees to the provisions of the Series 1 Guarantee and the Junior Subordinated Indenture.

LIMITED VOTING RIGHTS

  Holders of Series 1 Preferred Securities will generally have limited voting rights relating only to the modification of the Series 1 Preferred Securities and the exercise of the Series 1 Issuer Trust's rights as holder of Series 1 Subordinated Debentures and the Series 1 Guarantee. Holders of Series 1 Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Series 1 Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Series 1 Preferred Securities to ensure that the Series 1 Issuer Trust will be classified for United States federal income tax purposes as a grantor trust unless such action materially and adversely affects the interests of such holders. See "Description of Preferred Securities--Voting Rights; Amendment of Each Trust Agreement" and "--Removal of Issuer Trustees" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF SERIES 1 PREFERRED SECURITIES

  The Corporation does not intend to have the Series 1 Preferred Securities listed on the New York Stock Exchange or any other securities exchange. The Series 1 Preferred Securities may trade at prices that do not fully reflect the value of accrued and unpaid interest with respect to the underlying Series 1 Subordinated Debentures. See "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount" and "--Sales or Redemption of Series 1 Preferred Securities" for a discussion of the United States federal income tax consequences that may result from a taxable disposition of the Series 1 Preferred Securities.


POSSIBLE TAX LAW CHANGES AFFECTING THE SERIES 1 PREFERRED SECURITIES

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. If either provision were to apply to the Series 1 Subordinated Debentures, the Corporation would be unable to deduct interest on the Series 1 Subordinated Debentures. On March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Series 1 Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Series 1 Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the
Series 1 Preferred Securities before             , 2006. See "Certain Terms of
Series 1 Subordinated Debentures--Redemption" in this Prospectus Supplement and "Description of Preferred Securities--Redemption" in the accompanying Prospectus. See also "Certain Federal Income Tax Consequences--Possible Tax Law Changes."

                          BANKAMERICA CAPITAL I

  BankAmerica Capital I is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Depositor, Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 4, 1996. The Series 1 Issuer Trust's business and affairs are conducted by the Issuer Trustees: Bankers Trust Company, as Property Trustee, and Bankers Trust (Delaware), as Delaware Trustee, and three individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Series 1 Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Series 1 Securities,
(ii) using the proceeds from the sale of Series 1 Securities to acquire Series 1 Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Series 1 Securities). Accordingly, the Series 1 Subordinated Debentures and the right to reimbursement of expenses under the related Expense Agreement will be the sole assets of the Series 1 Issuer Trust, and payments under the Series 1 Subordinated Debentures and the related Expense Agreement will be the sole revenue of the Series 1 Issuer Trust. All of the Series 1 Common Securities will be owned by the Corporation. The Series 1 Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Series 1 Preferred Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an Event of Default under the Junior Subordinated Indenture, the rights of the Corporation as holder of the Series 1 Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series 1 Preferred Securities. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus. The Corporation will acquire Series 1 Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Series 1 Issuer Trust. The Series 1 Issuer Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Series 1 Issuer Trust is 555 California Street, San Francisco, California 94104, Attention:
Secretary, and its telephone number is (415) 622-3530. See "The Issuer Trusts" in the accompanying Prospectus.

                         BANKAMERICA CORPORATION

  The Corporation is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and was incorporated in the State of Delaware in 1968. At September 30, 1996, the Corporation was one of the three largest bank holding companies in the United States, based on total assets.

  The Corporation's largest subsidiaries, based on total assets, are Bank of America National Trust and Savings Association ("Bank of America"), Bank of America Illinois ("BAI"), and Bank of America NW, National Association, formerly Seattle-First National Bank ("BANW").

  Bank of America became a subsidiary of the Corporation in 1969. Bank of America began business in San Francisco, California, as Bank of Italy in 1904 and adopted its present name in 1930. BAI, headquartered in Chicago, Illinois, was acquired by the Corporation in 1994. BANW, the largest commercial bank in Washington based on total assets at September 30, 1996, was acquired by the Corporation in 1983.

  The Corporation, through its network of subsidiaries, provides banking and other financial services throughout the United States and in selected international markets to consumers and business customers, including corporations, governments and other institutions.

  The Corporation's principal executive offices are located at 555 California Street, San Francisco, California 94104 (telephone (415) 622-3530).

                    RATIO OF EARNINGS TO FIXED CHARGES

  The ratio of earnings to fixed charges for the Corporation including its consolidated subsidiaries is computed by dividing earnings by fixed charges. Earnings consist primarily of income (loss) before income taxes adjusted for fixed charges. Fixed charges consist primarily of interest expense on short- and long-term borrowings and one-third (the portion deemed representative of the interest factor) of net rents under long-term leases.

  The following table sets forth the ratio of earnings to fixed charges for the Corporation and its consolidated subsidiaries for the periods indicated and reflects the effects of the merger of Continental Bank Corporation with and into the Corporation subsequent to its consummation on August 31, 1994 and the effects of the merger of Security Pacific Corporation with and into the Corporation subsequent to its consummation on April 22, 1992.

                                          NINE MONTHS
                                             ENDED
                                         SEPTEMBER 30, YEAR ENDED DECEMBER 31,
                                         ------------- ------------------------
                                          1996   1995  1995 1994 1993 1992 1991
                                         ------ ------ ---- ---- ---- ---- ----
RATIO OF EARNINGS TO FIXED CHARGES
Excluding interest on deposits..........   2.72   2.75 2.77 3.26 3.55 3.18 3.25
Including interest on deposits..........   1.60   1.61 1.61 1.74 1.79 1.53 1.34

                              CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries as of September 30, 1996 and as adjusted to give effect to the consummation of the offering of the Series 1 Preferred Securities and the offering of $450,000,000 of 8.07% Capital Securities, Series A (the "Series A Securities") and $300,000,000 of 7.7% Capital Securities, Series B (the "Series B Securities"), each of which was consummated on November 27, 1996. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation and its subsidiaries incorporated herein by reference.

                                                                   SEPTEMBER 30,
                                                                        1996
                                                                  -----------------
                                                                              AS
                                                                  ACTUAL   ADJUSTED
                                                                  -------  --------
   (DOLLAR AMOUNTS IN MILLIONS)
   Long-Term Debt:
   Senior Debt
     The Corporation............................................. $ 8,244  $ 8,244
     Subsidiary obligations......................................     415      415
                                                                  =======  =======
                                                                    8,659    8,659
                                                                  -------  -------
   Subordinated Debt
     The Corporation.............................................   5,986    5,986
     Subsidiary obligations......................................     454      454
                                                                  -------  -------
                                                                    6,440    6,440
                                                                  -------  -------
       Total Long-Term Debt......................................  15,099   15,099
                                                                  -------  -------
   Subordinated Capital Notes(a).................................     355      355
                                                                  -------  -------
   Corporation Obligated Mandatorily Redeemable Preferred
    Securities of Subsidiary Trusts Holding Solely Junior
    Subordinated Deferrable Interest Debentures of the
    Corporation(b)...............................................     --
   Preferred Stock (authorized: 70,000,000 shares;
    issued: 36,538,239 shares)...................................   2,242    2,242
                                                                  -------  -------
   Common Stockholders' Equity:
     Common stock, par value $1.5625 (authorized: 700,000,000
      shares; issued: 387,291,562 shares)........................     605      605
     Additional paid-in capital..................................   8,458    8,458
     Retained earnings...........................................  10,989   10,989
     Net unrealized loss on available-for-sale securities........     (27)     (27)
     Common stock in treasury, at cost (28,465,838 shares).......  (1,755)  (1,755)
                                                                  -------  -------
       Total Common Stockholders' Equity.........................  18,270   18,270
                                                                  -------  -------
        Total Capitalization of the Corporation(c)............... $35,966  $
                                                                  =======  =======

--------

(a) Issuances of common and preferred stock of $350 million have been dedicated to retire or redeem subordinated capital notes.

(b) The Series 1 Preferred Securities are issued by the Series 1 Issuer Trust. The sole assets of the Series 1 Issuer Trust consist of approximately $ principal amount of Series 1 Subordinated Debentures issued by the Corporation to the Series 1 Issuer Trust and the Expense Agreement. The Series 1 Subordinated Debentures will bear interest at the rate of % per annum and will mature on , . The Corporation owns all of the Series 1 Common Securities of the Series 1 Issuer Trust.

   The Series A Securities were issued by BankAmerica Institutional Capital A (the "Series A Trust"). The sole assets of the Series A Trust consist of $463,918,000 principal amount of 8.07% Junior Subordinated Deferrable Interest Debentures, Series A (the "Series A Debentures") issued by the Corporation to the Series A Trust and a related expense reimbursement agreement issued by the Corporation. The Series A Debentures bear interest at the rate of 8.07% per annum and will mature on December 31, 2026. The Corporation owns all of the Common Securities of the Series A Trust.

   The Series B Securities were issued by BankAmerica Institutional Capital B (the "Series B Trust"). The sole assets of the Series B Trust consist of $309,279,000 principal amount of 7.7% Junior Subordinated Deferrable Interest Debentures, Series B (the "Series B Debentures") issued by the Corporation to the Series B Trust. The Series B Debentures bear interest at the rate of 7.7% per annum and will mature on December 31, 2026. The Corporation owns all of the Common Securities of the Series B Trust.

(c) Subsequent to September 30, 1996, the capitalization of the Corporation and its consolidated subsidiaries has been affected by various issuances, redemptions, repurchases and maturities which are not reflected in this table.

                           ACCOUNTING TREATMENT

  For financial reporting purposes, the Series 1 Issuer Trust will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Series 1 Issuer Trust will be included in the consolidated financial statements of the Corporation. The Series 1 Preferred Securities will be included in a separate line item in the consolidated balance sheets of the Corporation, entitled "Corporation Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts Holding Solely Junior Subordinated Deferrable Interest Debentures of the Corporation" and appropriate disclosures about the Series 1 Preferred Securities, the Series 1 Guarantee and the Series 1 Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record Distributions payable on the Series 1 Preferred Securities as an expense in the consolidated statements of income.

  The Corporation has agreed that future financial reports of the Corporation will: (i) present the preferred securities issued by other trusts created by the Corporation on the Corporation's balance sheet in the separate line item entitled "Corporation Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts Holding Solely Junior Subordinated Deferrable Interest Debentures of the Corporation"; (ii) include in a footnote to the financial statements disclosure that the sole assets of the trusts are the junior subordinated debentures and the related expense agreement (specifying as to each trust the principal amount, interest rate and maturity date of junior subordinated debentures held); and (iii) if Staff Accounting Bulletin 53 treatment is sought, include, in an audited footnote to the financial statements, disclosure that (a) the trusts are wholly owned, (b) the sole assets of the trusts are the junior subordinated debentures (specifying as to each trust the principal amount, interest rate and maturity date of the junior subordinated debentures held) and the related expense agreement, and (c) the obligations of the Corporation under the junior subordinated debentures, the relevant indenture, trust agreement and guarantee, in the aggregate, constitute a full and unconditional guarantee by the Corporation of such trust's obligations under the preferred securities issued by such trust.

              CERTAIN TERMS OF SERIES 1 PREFERRED SECURITIES

GENERAL

  The following summary of certain terms and provisions of the Series 1 Preferred Securities supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of Preferred Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Series 1 Preferred Securities, which describes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Agreement, to which reference is hereby made. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

DISTRIBUTIONS

  The Series 1 Preferred Securities represent beneficial interests in the Series 1 Issuer Trust, and Distributions on each Series 1 Preferred Securities
will be payable at the annual rate of     % of the stated Liquidation Amount
of $1,000, payable semi-annually in arrears on June 30 and December 31 of each year, to the holders of the Series 1 Preferred Securities at the close of business on the relevant record dates. The record dates will be, for so long as the Series 1 Preferred Securities remain in book-entry form, one Business Day prior to the relevant Distribution payment date and, in the event the Series 1 Preferred Securities are not in book-entry form, the 15th day of the month in which the relevant Distribution payment date occurs. Distributions will accumulate from the date of original issuance. The first Distribution payment date for the Series 1 Preferred
Securities will be December 31, 1996 and the Distribution will be $   per
Series 1 Preferred Security. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. In the event that any date on which Distributions are payable on the Series 1 Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. See "Description of Preferred Securities--Distributions" in the accompanying Prospectus.

  So long as no Event of Default under the Junior Subordinated Indenture has occurred and is continuing, the Corporation has the right under the Junior Subordinated Indenture to defer the payment of interest on the Series 1 Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series 1 Subordinated Debentures. As a consequence of any such election, semi-annual Distributions on the Series 1 Preferred Securities will be deferred by the Series 1 Issuer Trust during any such Extension Period. Distributions to which holders of the Series 1 Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per
annum of     % thereof, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Series 1 Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series 1 Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's (including its subsidiaries) benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series 1 Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Series 1 Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Original Issue Discount."

  The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series 1 Subordinated Debentures.

REDEMPTION

  Upon the repayment or redemption, in whole or in part, of the Series 1 Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Series 1 Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price, with respect to the Series 1 Securities (the "Redemption Price"), equal to the aggregate Liquidation Amount of such Series 1 Securities plus accumulated and unpaid Distributions thereon to but excluding the date of redemption (the "Redemption Date") and the related amount of premium, if any, paid by the Corporation upon the concurrent redemption of such Series 1 Subordinated Debentures. See "Description of Preferred Securities--Redemption" in the accompanying Prospectus. For a description of the Stated Maturity and redemption provisions of the Series 1 Subordinated Debentures, see "Certain Terms of Series 1 Subordinated Debentures--General" and "--Redemption."

  The Corporation has the right to redeem the Series 1 Subordinated Debentures
(i) on or after    , 2006, in whole at any time or in part from time to time,
or (ii) in whole (but not in part) prior to    , 2006 and within 90 days
following the occurrence of a Tax Event or Capital Treatment Event (each as defined below). A redemption of the Series 1 Subordinated Debentures would cause a mandatory redemption of the Series 1 Preferred Securities and Series 1 Common Securities.

  The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices expressed in percentages of the Liquidation Amount (as defined below) together with accrued Distributions to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning
      :

                                                                      REDEMPTION
      YEAR                                                              PRICE
      ----                                                            ----------
      2006...........................................................        %
      2007...........................................................
      2008...........................................................
      2009...........................................................
      2010...........................................................
      2011...........................................................
      2012...........................................................
      2013...........................................................
      2014...........................................................
      2015...........................................................

and at 100% on or after       , 2016.

  The Redemption Price, in the case of a redemption following a Tax Event or Capital Treatment Event as described under (ii) above, shall equal for each Series 1 Preferred Security the Make-Whole Amount for a corresponding $1,000 principal amount of Series 1 Subordinated Debentures together with accrued Distributions to but excluding the Redemption Date. The "Make-Whole Amount" shall be equal to the greater of (i) 100% of the principal amount of such Series 1 Subordinated Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional
redemption of such Series 1 Subordinated Debentures on      , 2006, together
with scheduled payments of interest from the Redemption Date to      , 2006
(the "Remaining Life"), in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate.

  "Adjusted Treasury Rate" means, with respect to any Redemption Date, the
Treasury Rate plus (i)   % if such Redemption Date occurs on or before      ,
1997 or (ii)   % if such Redemption Date occurs after      , 1997.

  "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

  "Comparable Treasury Issue" means with respect to any Redemption Date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is
within a period from three months before to three months after      , 2006,
the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

  "Quotation Agent" means       and their respective successors; provided,
however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer. "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Corporation.

  "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

  "Like Amount" means (i) with respect to a redemption of Series 1 Securities, Series 1 Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Series 1 Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Series 1 Common Securities and to the Series 1 Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of the Series 1 Securities and (ii) with respect to a distribution of Series 1 Subordinated Debentures to holders of Series 1 Preferred Securities in connection with a dissolution or liquidation of the Series 1 Issuer Trust, Series 1 Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Series 1 Preferred Securities of the holder to whom such Series 1 Subordinated Debentures are distributed.

  "Liquidation Amount" means the stated amount of $1,000 per Series 1 Preferred Security.

  "Tax Event" means the receipt by the Series 1 Issuer Trust of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Series 1 Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Series 1 Issuer Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Series 1 Subordinated Debentures, (ii) interest payable by the Corporation on the Series 1 Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Series 1 Issuer Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Series 1 Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Series 1 Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

LIQUIDATION OF SERIES 1 ISSUER TRUST AND DISTRIBUTION OF SERIES 1 SUBORDINATED DEBENTURES TO HOLDERS

  The Corporation will have the right at any time to terminate the Series 1 Issuer Trust and cause the Series 1 Subordinated Debentures to be distributed to the holders of the Series 1 Preferred Securities in liquidation of the Series 1 Issuer Trust. Such right is subject to the Corporation having received (i) an opinion of counsel to the effect that such distribution will not be a taxable event to the holders of Series 1 Preferred Securities and
(ii) prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

  Under current United States federal income tax law and interpretations and assuming, as expected, the Series 1 Issuer Trust is treated as a grantor trust, a distribution of the Series 1 Subordinated Debentures should not be a taxable event to holders of the Series 1 Preferred Securities.

LIQUIDATION VALUE

  The amount payable on the Series 1 Preferred Securities in the event of any liquidation of the Series 1 Issuer Trust is $1,000 per Series 1 Preferred Security plus accumulated and unpaid Distributions, which may be in the form of a distribution of such amount in Series 1 Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

REGISTRATION OF SERIES 1 PREFERRED SECURITIES

  The Series 1 Preferred Securities will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series 1 Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below and in the accompanying Prospectus, Series 1 Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  A global security shall be exchangeable for Series 1 Preferred Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered to act as such depository, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable or (iii) there shall have occurred and be continuing an Event of Default under the Junior Subordinated Indenture with respect to the Series 1 Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in such global security. In the event that Series 1 Preferred Securities are issued in definitive form, such Series 1 Preferred Securities will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Series 1 Preferred Securities represented by a global security will be made to DTC, as the depository for the Series 1 Preferred Securities. In the event Series 1 Preferred Securities are issued in definitive form, the Redemption Price and Distributions will be payable, the transfer of the Series 1 Preferred Securities will be registrable, and Series 1 Preferred Securities will be exchangeable for Series 1 Preferred Securities of other denominations of a like aggregate principal amount, at the corporate trust office of the Property Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series 1 Preferred Securities are issued in certificated form, the record dates for payment of Distributions will be the 15th day of the last month of each calendar quarter. For a description of DTC and the terms of the depository arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

            CERTAIN TERMS OF SERIES 1 SUBORDINATED DEBENTURES

GENERAL

  The following summary of certain terms and provisions of the Series 1 Subordinated Debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debentures set forth in the accompanying Prospectus under the headings "Description of Junior Subordinated Debentures" and "Description of Junior Subordinated Debentures-- Corresponding Junior Subordinated Debentures", to which description reference is hereby made. The summary of certain terms and provisions of the Series 1 Subordinated Debentures set forth below, which describes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Junior Subordinated Indenture, to which reference is hereby made. The Junior Subordinated Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

  Concurrently with the issuance of the Series 1 Preferred Securities, the Series 1 Issuer Trust will invest the proceeds thereof, together with the consideration paid by the Corporation for the Series 1 Common Securities, in the Series 1 Subordinated Debentures issued by the Corporation. The Series 1
Subordinated Debentures will bear interest at the annual rate of     % of the
principal amount thereof, payable semi-annually in arrears on June 30 and December 31 of each year (each, an "Interest Payment Date"), commencing December 31, 1996, to the person in whose name each Series 1 Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Series 1 Issuer Trust, each Series 1 Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Series 1 Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by two. In the event that any date on which interest is payable on the Series 1 Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to
the extent permitted by law) at the rate per annum of     % thereof,
compounded semi-annually. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

  The Series 1 Subordinated Debentures will be issued as a series of junior subordinated debentures under the Junior Subordinated Indenture. The Series 1
Subordinated Debentures will mature on           , 2026.

  The Series 1 Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Corporation. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including Bank of America, BAI and BANW, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series 1 Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. In addition, there are also various legal limitations on the extent to which the Corporation's depository subsidiaries may extend credit, pay dividends or otherwise supply funds to the Corporation or various of its affiliates. Accordingly, the Series 1 Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series 1 Subordinated Debentures should look only to the assets of the Corporation for payments on the Series 1 Subordinated Debentures. See "BankAmerica Corporation." The Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  So long as no Event of Default under the Junior Subordinated Indenture has occurred and is continuing, the Corporation has the right under the Junior Subordinated Indenture at any time during the term of the Series 1 Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series 1 Subordinated Debentures. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of
    %, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. During an Extension Period, interest will continue to accrue and holders of Series 1 Subordinated Debentures (or holders of Series 1 Preferred Securities while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Series 1 Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series 1 Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's (including its subsidiaries) benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series 1 Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Series 1 Preferred Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable self-regulatory organization or to holders of such Series 1 Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee shall give notice of the Corporation's election to begin a new Extension Period to the holders of the Series 1 Preferred Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" in the accompanying Prospectus.

ADDITIONAL SUMS

  In the event a Tax Event has occurred and is continuing and the Series 1 Issuer Trust is the holder of all of the Series 1 Subordinated Debentures, the Corporation will pay Additional Sums, if any (as defined below), on the Series 1 Subordinated Debentures.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions paid by the Series 1 Issuer Trust on the outstanding Series 1 Preferred Securities and

Series 1 Common Securities of the Series 1 Issuer Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Series 1 Issuer Trust has become subject as a result of a Tax Event.

REDEMPTION

  Subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, the Series 1 Subordinated Debentures are redeemable prior
to maturity at the option of the Corporation (i) on or after      , 2006, in
whole at any time or in part from time to time, or (ii) in whole (but not in
part) prior to    , 2006 and within 90 days following the occurrence of a Tax
Event or Capital Treatment Event (each as defined under "Certain Terms of Series 1 Preferred Securities"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Series 1 Issuer Trust to redeem the Series 1 Securities.

  The Redemption Price in the case of a redemption under (i) above shall equal the following prices, expressed in percentages of the principal amount together with accrued interest to but excluding the dated fixed for
redemption. If redeemed during the 12-month period beginning     :

                                                                      REDEMPTION
        YEAR                                                            PRICE
        ----                                                          ----------
        2006.........................................................       %
        2007.........................................................
        2008.........................................................
        2009.........................................................
        2010.........................................................
        2011.........................................................
        2012.........................................................
        2013.........................................................
        2014.........................................................
        2015.........................................................

and at 100% on or after     , 2016.

  The Redemption Price, in the case of a redemption following a Tax Event or Capital Treatment Event as described under (ii) above, shall equal the Make-Whole Amount (as defined under "Certain Terms of Series 1 Preferred Securities--Redemption"), together with accrued interest to but excluding the date fixed for redemption.

DISTRIBUTION OF SERIES 1 SUBORDINATED DEBENTURES

  As described under "Certain Terms of Series 1 Preferred Securities-- Liquidation of Series 1 Issuer Trust and Distribution of Series 1 Subordinated Debentures to Holders," under certain circumstances involving the termination of the Series 1 Issuer Trust, Series 1 Subordinated Debentures may be distributed to the holders of the Series 1 Securities in liquidation of the Series 1 Issuer Trust after satisfaction of liabilities to creditors of the Series 1 Issuer Trust as provided by applicable law. If distributed to holders of Series 1 Securities in liquidation, the Series 1 Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depository for the Series 1 Preferred Securities, will act as depository for the Series 1 Subordinated Debentures. It is anticipated that the depository arrangements for the Series 1 Subordinated Debentures would be substantially identical to those in effect for the Series 1 Preferred Securities. There can be no assurance as to the market price of any Series 1 Subordinated Debentures that may be distributed to the holders of Series 1 Preferred Securities.

                 CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Series 1 Preferred Securities. This summary only addresses the tax consequences to a person that acquires Series 1 Preferred Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or
(iii) an estate or trust the income of which is subject to United States federal income tax regardless of source (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Series 1 Preferred Securities, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii) persons that will hold Series 1 Preferred Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Series 1 Preferred Securities as capital assets.

  The statements of law or legal conclusion set forth in this summary constitute the opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Corporation and the Series 1 Issuer Trust. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Series 1 Preferred Securities. In particular, legislation has been proposed that could adversely affect the Corporation's ability to deduct interest on the Series 1 Subordinated Debentures, which may in turn permit the Corporation to cause a redemption of the Series 1 Preferred Securities. See "--Possible Tax Law Changes." An opinion of counsel is not binding on the Internal Revenue Service or the courts, and the authorities on which this summary is based are subject to various interpretations. It is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Series 1 Preferred Securities may differ from the treatment described below.

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES 1 PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE SERIES 1 ISSUER TRUST

  In connection with the issuance of the Series 1 Preferred Securities, Orrick, Herrington & Sutcliffe LLP will render its opinion to the effect that, under then current law and assuming compliance with the terms of the Trust Agreement, and based on certain facts and assumptions contained in such opinion, the Series 1 Issuer Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Series 1 Preferred Securities (a "Securityholder") will be treated as owning an undivided beneficial interest in the Series 1 Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the items of income realized with respect to the Series 1 Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "--Interest Income and Original Issue Discount." No amount included in income with respect to the Series 1 Preferred Securities will be eligible for the dividends-received deduction.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Final Treasury Regulations issued on June 11, 1996 generally provide that stated interest on a debt instrument is not "qualified stated interest" and, therefore, will give rise to original issue discount ("OID") unless such interest is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. Interest is considered to be unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or non-payment a "remote contingency."

  Under the Junior Subordinated Indenture, the Corporation has the right, at any time and from time to time during the term of the Series 1 Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period. Unless the likelihood of exercise of such right to defer is remote, the Series 1 Subordinated Debentures would be issued with OID. During any Extension Period, (a) the Corporation will not be permitted to declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock, and (b) the Corporation will not be permitted to make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Corporation that rank pari passu with or junior to the Series 1 Subordinated Debentures (although these restrictions will not apply to dividends or distributions in common stock of the Corporation and in certain other limited situations). See "Certain Terms of Series 1 Subordinated Debentures--Option to Extend Interest Payment Period." The Corporation currently believes that the adverse impact that the imposition of such restrictions would have on the Corporation and the value of the equity securities of the Corporation makes the likelihood of the Corporation exercising its right to defer payments of interest on the Series 1 Subordinated Debentures remote. Accordingly, the Corporation believes that the stated interest on the Series 1 Subordinated Debentures should be considered unconditionally payable for purposes of the OID provisions of the Code and that the Series 1 Subordinated Debentures should not be considered to have been issued with OID (other than de minimis OID, if any). As a result, each Securityholder will be required to include interest payments in taxable income at the time accrued or received in accordance with its own method of accounting. There can be no assurance, however, that the Internal Revenue Service will agree with such determination.

  However, if the Corporation does exercise its right to defer payments of interest thereon, the Series 1 Subordinated Debentures will be considered to be retired and reissued for their adjusted issue price at such time, and the Series 1 Subordinated Debentures thereafter will be considered to have been issued with OID. In such case, all the interest payments thereafter payable will be treated as OID. If the payments were treated as OID (either because the Corporation exercises the right to defer interest payments or because the exercise of such right was not remote at the time of issuance), holders must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. The amount of OID that accrues in any semi-annual period will approximately equal the amount of the interest that accrues in that semi-annual period at the stated interest rate and any de minimis OID allocated to such period. In the event that the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period and any de minimis OID allocated to such period on an economic accrual basis over the length of the extended interest period. A Securityholder that disposes of the Series 1 Preferred Securities during an Extension Period may suffer a loss because the market value of the Series 1 Preferred Securities likely will fall if the Corporation exercises its option to defer payments of interest on the Series 1 Subordinated Debentures. To the extent the selling price is less than the Securityholder's adjusted tax basis (which will include all accrued but unpaid interest), a Securityholder will recognize a capital loss.

DISTRIBUTION OF SERIES 1 SUBORDINATED DEBENTURES TO HOLDERS OF SERIES 1 PREFERRED SECURITIES

  Under current law, a distribution by the Series 1 Issuer Trust of the Series 1 Subordinated Debentures, as described under the caption "Certain Terms of Series 1 Preferred Securities-- Liquidation of Series 1 Issuer Trust and Distribution of Series 1 Subordinated Debentures to Holders," will be non-taxable and will result in the Securityholder receiving directly his pro rata share of the Series 1 Subordinated Debentures previously held indirectly through the Series 1 Issuer Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Series 1 Preferred Securities before such distribution.

SALES OR REDEMPTION OF SERIES 1 PREFERRED SECURITIES

  Gain or loss will be recognized by a Securityholder on a sale of Series 1 Preferred Securities (including a redemption for cash) in an amount equal to the difference between the amount realized and the Securityholder's adjusted tax basis in the Series 1 Preferred Securities sold or so redeemed. A Securityholder's adjusted tax basis in the Series 1 Preferred Securities will be increased by any OID included in gross income and decreased by any interest payments not treated as "qualified stated interest." See "--Interest Income and Original Issue Discount." Gain or loss recognized by a Securityholder on Series 1 Preferred Securities held for more than one year generally will be taxable as long-term capital gain or loss. Amounts attributable to accrued interest with respect to a Securityholder's pro rata share of the Series 1 Subordinated Debentures not previously included in income will be taxable as ordinary income.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The amount of interest paid or OID accrued on the Series 1 Preferred Securities held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the Internal Revenue Service. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

  Payment of the proceeds from the disposition of Series 1 Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

  Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

  It is anticipated that income on the Series 1 Preferred Securities will be reported to holders on Form 1099 and mailed to holders of the Series 1 Preferred Securities by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If either provision were to apply to the Series 1 Subordinated Debentures, the Corporation would be unable to deduct interest on the Series 1 Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Series 1 Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Series 1 Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Series 1 Preferred Securities, as described more fully in the accompanying Prospectus under "Description of Preferred Securities--Redemption" and "-- Distribution of Corresponding Junior Subordinated Debentures."

                       CERTAIN ERISA CONSIDERATIONS

  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Series 1 Preferred Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

  Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or
Section 4975 of the Code.

  Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Series 1 Issuer Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

  Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Series 1 Issuer Trust would not be deemed to be "plan assets" of investing Plans if the Series 1 Preferred Securities are "publicly-offered securities"--that is, if they are (1) widely held (i.e., owned upon completion of this offering by more than 100 investors who are independent of the Corporation and one another, (2) freely transferable and (3) sold as part of an offering pursuant to an effective registration statement under the Securities Act and then timely registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It is expected that the Series 1 Preferred Securities will meet the criteria for qualification as "publicly-offered securities" listed above. The Underwriters expect (although no assurances can be given) that the Series 1 Preferred Securities will be held by at least 100 independent investors at the conclusion of this offering; there are no restrictions imposed on the transfer of the Series 1 Preferred Securities; and the Series 1 Preferred Securities will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

  Certain transactions involving the Series 1 Issuer Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Series 1 Preferred Securities were acquired with "plan assets" of such Plan and assets of the Series 1 Issuer Trust were deemed to be "plan assets" of Plans investing in the Series 1 Issuer Trust because such Securities failed to qualify as "publicly-offered securities." For example, if the Corporation is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of Bank of America, BAI, BANW and other subsidiaries), extensions of credit between the Corporation and the Series 1 Issuer Trust (as represented by the Series 1 Subordinated Debentures and the Series 1 Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

  The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Series 1 Preferred Securities, even if assets of the Series 1 Issuer Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Series 1 Preferred Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences under ERISA of the acquisition and ownership of the Series 1 Preferred Securities. The Corporation and certain of its bank or other affiliates may be Parties in Interest with respect to certain Plans, such as Plans for which Bank of America serves as trustee. Special caution should be exercised by any fiduciary who proposes to cause a Plan to purchase the Series 1 Preferred Securities.

                               UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement, the Corporation and the Series 1 Issuer Trust have agreed that the Series 1 Issuer Trust will sell to [insert names of Underwriters] (the "Underwriters"), and the Underwriters have agreed to purchase from the Series 1 Issuer Trust, the respective number of Series 1 Preferred Securities set forth opposite their names below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Series 1 Preferred Securities offered hereby if any of the Series 1 Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                       NUMBER
                                                                      OF SERIES
                                                                     1 PREFERRED
                                                                     SECURITIES
                               UNDERWRITER                           -----------
      [insert names of Underwriters]................................
                                                                         ---
          Total.....................................................
                                                                         ===

  The Underwriters propose initially to offer the Series 1 Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a
concession not in excess of $.   per Series 1 Preferred Security. The
Underwriters may allow, and such dealers may reallow, a discount not in excess
of $.   per Series 1 Preferred Security to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

  In view of the fact that the proceeds from the sale of the Series 1 Preferred Securities will be used to purchase the Series 1 Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay as Underwriters' Compensation for the Underwriters'
arranging the investment therein of such proceeds an amount of $.     per
Series 1 Preferred Security for the accounts of the several Underwriters.

  The Corporation and the Series 1 Issuer Trust have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to
and including [   days after] the closing date, they will not offer, sell,
contract to sell or otherwise dispose of any Preferred Securities, any other beneficial interests in the assets of the Series 1 Issuer Trust, or any preferred securities or any other securities of the Series 1 Issuer Trust or the Corporation which are substantially similar to the Series 1 Preferred Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive securities, preferred securities or any such substantially similar securities of either the Series 1 Issuer Trust or the Corporation, without the prior written consent of the Underwriters, except for the Series 1 Preferred Securities offered in connection with the offering.

  Prior to this offering, there has been no public market for the Series 1 Preferred Securities. The Underwriters have advised the Corporation that they intend to make a market in the Series 1 Preferred Securities, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series 1 Preferred Securities.

  The Corporation and the Series 1 Issuer Trust have agreed to indemnify the several Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  BA Securities, Inc. ("BASI") is a wholly-owned subsidiary of the Corporation and an affiliate of the Series 1 Issuer Trust. Accordingly, any offer and sale of the Series 1 Preferred Securities will comply with Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting securities of an affiliate. No NASD member participating in the offering of the Series 1 Preferred Securities will execute a transaction in the Series 1 Preferred Securities in a discretionary account without the prior written specific approval of the member's customer.

  This Prospectus Supplement and the accompanying Prospectus may be used by BASI in connection with offers and sales related to secondary market transactions in the Series 1 Preferred Securities. BASI may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

  Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                          VALIDITY OF SECURITIES

  Certain matters of Delaware law relating to the validity of the Series 1 Preferred Securities, the enforceability of the Trust Agreement and the creation of the Series 1 Issuer Trust will be passed upon by Richards, Layton & Finger, special Delaware Counsel to the Corporation and the Series 1 Issuer Trust. The validity of the Series 1 Guarantee and the Series 1 Subordinated Debentures will be passed upon for the Corporation by Orrick, Herrington & Sutcliffe LLP, San Francisco, California and for the Underwriters by Sullivan & Cromwell, Los Angeles, California. Orrick, Herrington & Sutcliffe LLP and Sullivan & Cromwell will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Orrick, Herrington & Sutcliffe LLP.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE ISSUER TRUSTS OR BY THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE ISSUER TRUSTS SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                                ---------------

                            TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                          PROSPECTUS SUPPLEMENT
Risk Factors..............................................................  S-4
BankAmerica Capital I.....................................................  S-9
BankAmerica Corporation...................................................  S-9
Ratio of Earnings to Fixed Charges........................................ S-10
Capitalization............................................................ S-11
Accounting Treatment...................................................... S-13
Certain Terms of Series 1 Preferred Securities............................ S-13
Certain Terms of Series 1 Subordinated Debentures......................... S-18
Certain Federal Income Tax Consequences................................... S-22
Certain ERISA Considerations.............................................. S-25
Underwriting.............................................................. S-27
Validity of Securities.................................................... S-28
                                PROSPECTUS
Available Information ....................................................    4
Incorporation of Certain Documents by Reference...........................    5
BankAmerica Corporation...................................................    6
The Issuer Trusts.........................................................    8
Use of Proceeds...........................................................    9
Description of Junior Subordinated Debentures.............................    9
Description of Preferred Securities.......................................   22
Description of Guarantees.................................................   33
Relationship Among the Preferred Securities, the Corresponding Junior
 Subordinated Debentures and the Guarantees...............................   36
Description of Debt Securities............................................   38
Book-Entry Issuance.......................................................   48
Plan of Distribution......................................................   50
Validity of Securities....................................................   51
Experts...................................................................   51

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                             PREFERRED SECURITIES

                          BANKAMERICA CAPITAL I

                      % CUMULATIVE SEMI-ANNUAL INCOME

                          PREFERRED SECURITIES,

                                 SERIES 1

                  FULLY AND UNCONDITIONALLY GUARANTEED,

                    TO THE EXTENT DESCRIBED HEREIN, BY

                         BANKAMERICA CORPORATION

                                ---------------

              [LOGO OF BANKAMERICA CORPORATION APPEARS HERE]

                                ---------------



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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED DECEMBER 4, 1996

                                 $1,500,000,000

                            BANKAMERICA CORPORATION

               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES
                                DEBT SECURITIES

                             BANKAMERICA CAPITAL I

                             BANKAMERICA CAPITAL II

                            BANKAMERICA CAPITAL III

                             BANKAMERICA CAPITAL IV

                             BANKAMERICA CAPITAL V

                             BANKAMERICA CAPITAL VI

                            BANKAMERICA CAPITAL VII

                            BANKAMERICA CAPITAL VIII

                 PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
                 GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                            BANKAMERICA CORPORATION

  BankAmerica Corporation, a Delaware corporation (the "Corporation"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures--Subordination") of the Corporation. If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior
Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date."
                                                        (continued on next page)
                                  -----------

THESE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE CORPORATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

                                  -----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE  COMMISSION   OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
 SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                The date of this Prospectus is          , 1996.

(cover page continued)

  BankAmerica Capital I, BankAmerica Capital II, BankAmerica Capital III, BankAmerica Capital IV, BankAmerica Capital V, BankAmerica Capital VI, BankAmerica Capital VII and BankAmerica Capital VIII, each a trust created under the laws of the State of Delaware (each, an "Issuer Trust," and collectively, the "Issuer Trusts"), may severally offer, from time to time, preferred securities (the "Preferred Securities") representing preferred beneficial interests in such Issuer Trust. The Corporation will be the owner of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common undivided beneficial interests in such Issuer Trust. The payment of periodic cash distributions ("Distributions") with respect to the Preferred Securities of each Issuer Trust and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds held by such Issuer Trust, are each irrevocably guaranteed by the Corporation to the extent described herein (each, a "Guarantee"). See "Description of Guarantees." The obligations of the Corporation under each Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. Concurrently with the issuance by an Issuer Trust of its Preferred Securities, such Issuer Trust will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of the Corporation's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer Trust's Preferred Securities (the "Related Preferred Securities"). The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer Trust, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement (as defined herein) will be the only revenue of each Issuer Trust. If provided in an accompanying Prospectus Supplement, the Corporation may, upon receipt of approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") (if such approval is then required), redeem the Corresponding Junior Subordinated Debentures (and cause the redemption of the Trust Securities) or may terminate each Issuer Trust and, after satisfaction of liabilities to creditors of such Issuer Trust as required by applicable law, cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of Preferred Securities in liquidation of their interests in such Issuer Trust. See "Description of Preferred Securities--Liquidation Distribution Upon Termination."

  Holders of the Preferred Securities will be entitled to receive preferential cumulative Distributions accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Corresponding Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for one or more Extension Periods (which shall not extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures). If interest payments are so deferred, Distributions on the Related Preferred Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities that rank pari passu in all respects with or junior to the Corresponding Junior Subordinated Debentures. During an Extension Period, Distributions will continue to accumulate (and the Preferred Securities will accumulate additional Distributions thereon at the rate per annum set forth in the related Prospectus Supplement). See "Description of Preferred Securities-- Distributions."

  Taken together, the Corporation's obligations under each series of Junior Subordinated Debentures, the Junior Subordinated Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees--Full and Unconditional Guarantee."

(cover page continued)

  The Corporation may from time to time also offer in one or more series or issuances its unsecured debt securities, which may be either senior (the "Senior Securities") or subordinated (the "Subordinated Securities," the Senior Securities and the Subordinated Securities being referred to collectively as the "Debt Securities"). The Senior Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Corporation. The Subordinated Securities will be subordinated to all existing and future Senior Debt (as defined in "Description of Debt Securities-- Subordination") of the Corporation.

  The Junior Subordinated Debentures, Preferred Securities and Debt Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures), Preferred Securities (including the Corresponding Junior Subordinated Debentures), and Debt Securities, issued pursuant to the Registration Statement of which this Prospectus forms a part, shall not exceed $1,500,000,000. Certain specific terms of the Junior Subordinated Debentures, Preferred Securities or Debt Securities, in respect of which this Prospectus is being delivered, will be described in an accompanying Prospectus Supplement.

  The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Junior Subordinated Debentures, Preferred Securities or Debt Securities.

  The Junior Subordinated Debentures, Preferred Securities and Debt Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures, Preferred Securities or Debt Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures, Preferred Securities or Debt Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures, Preferred Securities or Debt Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures, Preferred Securities or Debt Securities.

  This Prospectus may not be used to consummate sales of Junior Subordinated Debentures, Preferred Securities or Debt Securities, unless accompanied by a Prospectus Supplement.

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York, Chicago and Pacific Stock Exchanges.

  The Corporation and the Issuer Trusts have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

  No separate financial statements of any Issuer Trust have been included herein. The Corporation and the Issuer Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because each Issuer Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Corporation and issuing the Trust Securities. In addition, the Corporation's obligations under the Junior Subordinated Debentures, the Junior Subordinated Indenture, the Trust Agreements, the Guarantees and the Expense Agreements (as defined) provide a full and unconditional guarantee of the Preferred Securities. See "The Issuer Trusts," "Description of Preferred Securities," "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" and "Description of Guarantees." In addition, the Corporation does not expect that any of the Issuer Trusts will file reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

    1. the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995;

    2. the Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

    3. the Corporation's Current Reports on Form 8-K dated January 17, 1996, February 5, 1996, March 4, 1996, April 17, 1996, July 17, 1996 and October 16, 1996.

  Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to BankAmerica Corporation, Corporate Secretary's Office, P.O. Box 37000, San Francisco, California 94137, telephone number (415) 622-3530.

                            BANKAMERICA CORPORATION

  The Corporation is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and was incorporated in the State of Delaware in 1968. At September 30, 1996, the Corporation was one of the three largest bank holding companies in the United States, based on total assets. The Corporation's principal executive offices are located at 555 California Street, San Francisco, California 94104 (telephone (415) 622-3530). The Corporation's largest subsidiaries, based on total assets, are Bank of America National Trust and Savings Association ("Bank of America"), Bank of America Illinois ("BAI"), and Bank of America NW, National Association, formerly Seattle-First National Bank ("BANW"). Bank of America became a subsidiary of the Corporation in 1969. Bank of America began business in San Francisco, California, as Bank of Italy in 1904 and adopted its present name in 1930. BAI, headquartered in Chicago, Illinois, was acquired by the Corporation in 1994. BANW, the largest commercial bank in Washington based on total assets at September 30, 1996, was acquired by the Corporation in 1983.

  The Corporation, through its network of subsidiaries, provides banking and other financial services throughout the United States and in selected international markets to customers and business customers, including corporations, governments and other institutions.

  Because the Corporation is a holding company, the rights of its creditors, including the holders of the Junior Subordinated Debentures and Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization or otherwise (and thus the ability of the holders of the Preferred Securities to benefit indirectly from such distribution) will be subject to the claims of the subsidiary's creditors, which will take priority except to the extent that the Corporation may itself be a creditor with recognized claims against the subsidiary. There are also various legal limitations on the extent to which Bank of America, BAI, BANW and certain other bank subsidiaries of the Corporation may pay dividends, extend credit or otherwise supply funds to the Corporation or various of its affiliates.

  Under the National Bank Act and other federal laws, the Corporation's national banking subsidiaries are subject to prohibitions on the payment of dividends in certain circumstances and to restrictions on the amount that each can pay without the prior approval of the Office of the Comptroller of the Currency. Without the Comptroller's approval, dividends for a given year cannot exceed each bank's net income (as defined by national banking laws) for that year and retained net income from the preceding two years. In addition, dividends may not be paid in excess of each bank's undivided profits, subject to other applicable provisions of law. Based upon these laws, Bank of America could have declared dividends for 1995 of $2,466 million, BANW could have declared dividends of $338 million and the Corporation's other national banking subsidiaries could have declared dividends of $6 million. At December 31, 1995, the unutilized dividends allowed under these laws for Bank of America, BANW and other national banking subsidiaries were $866 million, $45 million and $6 million, respectively.

  In addition, state-chartered member and non-member banking subsidiaries are subject to dividend limitations imposed by applicable federal or state law. State-chartered member banking subsidiaries could have declared dividends of $61 million without approval of the Federal Reserve for 1995. State-chartered non-member banking subsidiaries could have declared dividends without state approval of $158 million for 1995. At December 31, 1995, the unutilized dividends allowed under these laws for the state-chartered member and non-member banking subsidiaries were $4 million and $58 million, respectively.

  The Corporation's subsidiary, Bank of America, FSB, is subject to regulatory restrictions by the Office of Thrift Supervision on its payment of dividends. Under these restrictions, Bank of America, FSB could have declared dividends without regulatory approval of $101 million for 1995. At December 31, 1995, the unutilized dividends allowed under these laws were $73 million.

  The depository subsidiaries are also subject to certain restrictions of the Federal Reserve Act on loans each subsidiary may extend to their parent companies. Among other things, the aggregate of such loans may not exceed 10% of the sum of such subsidiary's capital stock and surplus. Such loans must be secured by collateral with a value between 100% and 130% of the loan, depending on the type of collateral. Under these restrictions, and assuming the Corporation provided the collateral required, Bank of America, BAI, BANW, Bank of America National Association and other depository subsidiaries could have loaned to the Corporation a maximum of $1,198 million, $207 million, $163 million, $95 million, and $308 million, respectively, at December 31, 1995.

  The net assets of depository subsidiaries restricted from flowing to the Corporation by legal limitations were $17,576 million at December 31, 1995.

  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989 contains a "cross-guarantee" provision which could result in any insured depository institution owned by the Corporation (i.e., any bank subsidiary) being assessed for losses incurred by the Federal Deposit Insurance Corporation ("FDIC") in connection with assistance provided to, or the failure of, any other depository institution owned by the Corporation. Under Federal Reserve policy, the Corporation is expected to act as a source of financial strength and to commit resources to support each subsidiary bank. As a result of such policy and the legislation described below, the Corporation may be required to commit resources to its subsidiary banks in circumstances where it might not do so absent such policy.

  The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") provides, among other things, that if a bank does not meet any one of its minimum capital requirements set by its regulators, the bank must submit a capital restoration plan for improving its capital. A holding company of a bank must guarantee that the bank will meet its capital restoration plan, subject to certain limitations. If such a guarantee were deemed to be a commitment to maintain capital under the Federal Bankruptcy Code, a claim under such guarantee in a bankruptcy proceeding involving the holding company would be entitled to a priority over third party creditors of the holding company. In addition, FDICIA prohibits a bank from making a capital distribution to its holding company or otherwise if it fails to meet any minimum capital requirements or if the payment of such capital distribution would cause it to fail to meet any minimum capital requirements. Furthermore, under certain circumstances, a holding company of a bank that fails to meet its minimum capital requirements may be prohibited from making any capital distributions to its shareholders or otherwise. At September 30, 1996, the capital ratios of each of the Corporation's banking subsidiaries exceeded the "well capitalized" threshold prescribed in the rules of the subsidiary's principal federal regulator. The categories of capital so prescribed are determined by the regulators solely for the purposes of meeting their responsibilities under federal law, and the category in which each subsidiary falls may not necessarily constitute an accurate representation of its overall financial condition or prospects.

                               THE ISSUER TRUSTS

  Each Issuer Trust is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Corporation, as sponsor of the Issuer Trust, and the Delaware Trustee (as defined herein) of such Issuer Trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer Trust exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a corresponding series of Corresponding Junior Subordinated Debentures issued by the Corporation and
(iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of Trust Securities). Accordingly, the Corresponding Junior Subordinated Debentures and the right to reimbursement of expenses under the related Expense Agreement will be the sole assets of each Issuer Trust, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement will be the sole revenue of each Issuer Trust.

  All of the Common Securities of each Issuer Trust will be owned by the Corporation. The Common Securities of an Issuer Trust will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Issuer Trust, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from a Debenture Event of Default (as defined herein), the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities of such Issuer Trust. See "Description of Preferred Securities--Subordination of Common Securities." The Corporation will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Issuer Trust.

  Unless otherwise specified in the applicable Prospectus Supplement, each Issuer Trust has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer Trust's business and affairs are conducted by its trustees, each of which have been appointed by the Corporation as holder of the Common Securities. The trustees for each Issuer Trust will be Bankers Trust Company, as the Property Trustee (the "Property Trustee"), Bankers Trust (Delaware), as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). Bankers Trust Company, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. Bankers Trust Company will also act as trustee under the Guarantees and the Junior Subordinated Indenture (each as defined herein). See "Description of Guarantees" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of an Issuer Trust, or the holders of a majority in liquidation preference of the Related Preferred Securities if a Debenture Event of Default under the Trust Agreement for such Issuer Trust has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer Trust. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. The Corporation will pay all fees and expenses related to each Issuer Trust and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer Trust.

  The principal executive office of each Issuer Trust is 555 California Street, San Francisco, California 94104 and its telephone number is (415) 622-3530.

                                USE OF PROCEEDS

  All of the proceeds from the sale of the Preferred Securities will be invested by each Issuer Trust in the Corresponding Junior Subordinated Debentures. Except as otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Corporation's Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures) and Debt Securities will be used for general corporate purposes, which may include without limitation funding investments in, or extension of credit to, the Corporation's subsidiaries, repayment of maturing obligations, redemption of outstanding indebtedness or preferred stock or other securities and financing possible future acquisitions. Pending such use, the Corporation may temporarily invest the net proceeds or may use them to reduce short-term indebtedness.

  The Corporation is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the Federal Reserve announced that cumulative preferred securities having the characteristics of the Preferred Securities could be included as Tier 1 capital for bank holding companies. Such Tier 1 capital treatment, together with the Corporation's ability to deduct, for federal income tax purposes, interest payable on the Corresponding Junior Subordinated Debentures, will provide the Corporation with a more cost-effective means of obtaining capital for bank regulatory purposes than if the Corporation were to issue preferred stock.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Junior Subordinated Indenture"), between the Corporation and Bankers Trust Company, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Junior Subordinated Indenture, which together with the applicable Prospectus Supplement will describe the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Junior Subordinated Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. The Junior Subordinated Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Junior Subordinated Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

  Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Junior Subordinated Indenture to all Senior Indebtedness of the Corporation. See "--Subordination." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. Except as otherwise provided in the applicable Prospectus Supplement, the Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Junior Subordinated Indenture, any other indenture that the Corporation may enter into in the future or otherwise. See "--Subordination" and the Prospectus Supplement relating to any offering of Securities.

  The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Junior Subordinated Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

  The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof; (4) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of the Corporation to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Junior Subordinated Indenture as described below under "Payment and Paying Agents," the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Junior Subordinated Indenture as described below under "--Denominations, Registration and Transfer," the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of the Junior Subordinated Debentures and the Junior Subordinated Indenture may be made ("Place of Payment"); (6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation; (7) the obligation or the right, if any, of the Corporation or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $25 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated; (10) any additions, modifications or deletions in the Events of Default or covenants of the Corporation specified in the Junior Subordinated Indenture with respect to the Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Junior Subordinated Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (14) any terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series; (15) subject to the terms described under "--Global Junior Subordinated Debentures," whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depository for such Global Securities, which Depository shall be a clearing agency registered under the Exchange Act; (16) the appointment of any Paying Agent or Agents; (17) the terms and conditions of any obligation or right of the Corporation or a holder to convert or exchange the Junior Subordinated Debentures into Preferred Securities or Debt Securities; (18) the form of Trust Agreement and Guarantee Agreement, if applicable; (19) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of the Corporation in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (20) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Junior Subordinated Indenture.

  Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

  If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such issue of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

  If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

  Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same interest rate.

  Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. The Corporation will appoint the Trustee as Securities Registrar under the Junior Subordinated Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by the Corporation with respect to any series of Junior Subordinated Debentures, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Corporation maintains a transfer agent in each Place of Payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

  In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depository for such Global Junior Subordinated Debenture to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee to a successor Depository or any nominee of such successor.

  The specific terms of the depository arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depository arrangements.

  Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depository, the Depository for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Corporation if such Junior Subordinated Debentures are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

  So long as the Depository for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Junior Subordinated Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Junior Subordinated Indenture.

  Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Corporation, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that the Depository for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depository or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depository for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Corporation within 90 days, the Corporation will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture or Securities representing such series of Junior Subordinated Debentures. Further, if the Corporation so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Corporation, the Debenture Trustee and the Depository for such Global Junior Subordinated Debenture, receive individual Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by the Corporation, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time in the applicable Prospectus Supplement, except that at the option of the Corporation payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment for each series of Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

  If provided in the applicable Prospectus Supplement, the Corporation shall have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

  Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

  Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option and subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Junior Subordinated Debentures in denominations larger than the minimum denomination may be redeemed in part but only in integral multiples of the minimum denomination. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to but excluding the redemption date, plus the principal amount thereof.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

  The Corporation will also covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's (including its subsidiaries) benefit plans for its directors, officers or employees), if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Junior Subordinated Indenture with respect to the Junior Subordinated Debentures of such series and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by an Issuer Trust of a series of Related Preferred Securities, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Preferred Securities or (iii) the Corporation shall have given notice of its selection of an Extension Period as provided in the Junior Subordinated Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF JUNIOR SUBORDINATED INDENTURE

  From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Junior Subordinated Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Junior Subordinated Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of such series of the Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture, provided that, in the case of Corresponding Junior Subordinated Debentures, so long as any of the Related Preferred Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of such Related Preferred Securities unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied and (b) where a consent under the Junior Subordinated Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of Related Preferred Securities.

  In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Junior Subordinated Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

  The Junior Subordinated Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

    (i) failure for 30 days to pay any interest on such series of the Junior Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

    (iii) failure to observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such series of outstanding Junior Subordinated Debentures; or

    (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

  The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Related Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities shall have such right.

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

  In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the related Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on such related Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the related Preferred Securities of such holder (a "Direct Action"). The Corporation may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. If the right to bring a Direct Action is removed, the applicable Issuer Trust may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. The Corporation shall have the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Preferred Securities by the Corporation in connection with a Direct Action.

  The holders of the Preferred Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Junior Subordinated Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures issued under the Junior Subordinated Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing;
(iii) in the case of Corresponding Junior Subordinated Debentures, such transaction is permitted under the related Trust Agreement and Guarantee and does not give rise to any breach or violation of the related Trust Agreement or Guarantee; and (iv) certain other conditions as prescribed in the Junior Subordinated Indenture are met.

  The general provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

  The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Junior Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Junior Subordinated Indenture.

CONVERSION OR EXCHANGE

  If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Preferred Securities of another series or Debt Securities of another series. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the number of shares of Preferred Securities or other securities to be received by the Holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

  The Junior Subordinated Debentures shall be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Corporation. In the event that the Corporation shall default in the payment of any principal, premium, if any, or interest, if any, on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Indebtedness shall have been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

  As used herein, "Senior Debt" means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Debt. As used herein, "Subordinated Debt" means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, where the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, provides that it is subordinate and junior in right of payment to Senior Debt. Subordinated Debt includes the Corporation's outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms but does not include the Junior Subordinated Debentures, the Corporation's 8.07% Junior Subordinated Deferrable Interest Debentures, Series A, the Corporation's 7.7% Junior Subordinated Deferrable Interest Debentures, Series B or any subordinated debt securities issued in the future with substantially similar subordination terms. Senior Debt does not include Subordinated Debt or the Junior Subordinated Debentures.

  As used herein, "Senior Indebtedness" shall include (i) Senior Debt (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business) and (ii) the Allocable Amounts of Subordinated Debt. As of September 30, 1996, the Corporation (the Parent) had approximately $17.1 billion of Senior Indebtedness outstanding.

  As used herein, "Allocable Amounts," when used with respect to any Subordinated Debt, means the amount necessary to pay all principal of (and premium, if any) and interest, if any, on such Subordinated Debt in full less, if applicable, any portion of such amounts which would have been paid to, and retained by, the holders of such Subordinated Debt (whether as a result of the receipt of payments by the holders of such Subordinated Debt from the Corporation or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Subordinated Debt pursuant to any provision of such indebtedness for the payment over of amounts received on account of such Indebtedness to the holders of such Subordinated Debt) but for the fact that such Subordinated Debt is subordinate or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.

  In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the principal of or premium, if any, or interest, if any, on the Junior Subordinated Debentures. In such event, any payment or distribution on account of the principal of or premium, if any, or interest, if any, on the Junior Subordinated Debentures, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Securities, to the payment of all Senior Indebtedness at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

  In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Corporation ranking on a parity with the Junior Subordinated Debentures, shall be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on account of unpaid principal of and premium, if any, and interest, if any, on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Corporation ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the principal of or interest on the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Junior Subordinated Debentures, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures having a claim pursuant to such securities may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

  The Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

  The Junior Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debentures, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.

GOVERNING LAW

  The Junior Subordinated Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of California except that the rights, duties and obligations of the Debenture Trustee will be governed by the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

  Bankers Trust Company, the Debenture Trustee, also serves as trustee under three indentures, one for Senior Debt, one for Subordinated Debt and one for junior subordinated debt that ranks pari passu with the Junior Subordinated Debentures, pursuant to which certain debentures and notes of the Corporation are outstanding. In addition, Bank of America and certain of its affiliates maintain deposit accounts and/or conduct other banking transactions with Bankers Trust Company.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

  The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Junior Subordinated Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance of each Issuer Trust's Preferred Securities, such Issuer Trust will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities in a series of Corresponding Junior Subordinated Debentures issued by the Corporation to such Issuer Trust. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Issuer Trust and will rank pari passu with all other series of Junior Subordinated Debentures. Holders of the Related Preferred Securities for a series of Corresponding Junior Subordinated Debentures will have the rights in connection with modifications to the Junior Subordinated Indenture or upon occurrence of Debenture Events of Default described under "-- Modification of Junior Subordinated Indenture" and "--Debenture Events of Default," unless otherwise provided in the Prospectus Supplement for such Related Preferred Securities.

  Unless otherwise specified in the applicable Prospectus Supplement, if the Corporation redeems the Corresponding Junior Subordinated Debentures, for so long as the applicable Issuer Trust is the holder of all of such Corresponding Junior Subordinated Debentures, the proceeds of any such redemption will be used by the Issuer Trust to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

  The Corporation will covenant in the Junior Subordinated Indenture as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer Trust of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debentures and (ii) a Tax Event (as defined below) in respect of such Issuer Trust has occurred and is continuing, the Corporation will pay to such Issuer Trust Additional Sums (as defined below) in respect of such Trust Securities.

  The Corporation will also covenant in the Junior Subordinated Indenture as to each series of Corresponding Junior Subordinated Debentures (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer Trust to which Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Junior Subordinated Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer Trust, except upon prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve and (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Preferred Securities in liquidation of such Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and
(iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

  "Tax Event" means the receipt by the Issuer Trust of a series of Preferred Securities of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Preferred Securities under the related Trust Agreement, there is more than an insubstantial risk that (i) such Issuer Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) such Issuer Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then paid by an Issuer Trust on the outstanding Preferred Securities and Common Securities of such Issuer Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Issuer Trust has become subject as a result of a Tax Event.

                      DESCRIPTION OF PREFERRED SECURITIES

  Pursuant to the terms of the Trust Agreement for each Issuer Trust, the Issuer Trustees on behalf of such Issuer Trust will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent preferred beneficial interests in the Issuer Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer Trust, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Preferred Securities and each Trust Agreement, which together with the applicable Prospectus Supplement will describe the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuer Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

  The Preferred Securities of an Issuer Trust will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer Trust except as described under "--Subordination of Common Securities." Legal title to the Corresponding Junior Subordinated Debentures will be held in the name of the relevant Issuer Trust in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Corporation for the benefit of the holders of an Issuer Trust's Preferred Securities (the "Guarantee" for such Preferred Securities) will be a guarantee on a subordinated basis with respect to the related Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Issuer Trust does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

  Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

  Each Issuer Trust's Preferred Securities represent preferred beneficial interests in the applicable Issuer Trust, and the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period unless otherwise specified in the applicable Prospectus Supplement. The amount of any Distributions payable for any full

Distribution period will be computed by dividing the per annum rate by the number of dates on which distributions are payable in a calendar year. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

  If provided in the applicable Prospectus Supplement, the Corporation has the right under the Junior Subordinated Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for a period which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such extension, Distributions on the corresponding Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer Trust of such Preferred Securities during any such Extension Period. During such Extension Period the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Corresponding Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's (including its subsidiaries) benefit plans for its directors, officers or employees).

  The revenue of each Issuer Trust available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer Trust will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures." If the Corporation does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and to the extent the Issuer Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantees."

  Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Issuer Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION

  Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated

Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Redemption." If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the related Preferred Securities and the Common Securities.

  The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures on such terms as may be specified in the applicable Prospectus Supplement, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

  "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Issuer Trust, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures are distributed.

  "Liquidation Amount" means the stated amount per Trust Security as set forth in the applicable Prospectus Supplement.


REDEMPTION PROCEDURES

  Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer Trust has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

  If an Issuer Trust gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with The Depository Trust Company ("DTC") funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry Issuance." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Corporation pursuant to the Guarantee as described under "Description of Guarantees," Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

  If less than all of the Preferred Securities and Common Securities issued by an Issuer Trust are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the Liquidation Amount or an integral multiple of such Liquidation Amount in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than the Liquidation Amount per Preferred Security. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Trust Securities to be redeemed at its registered address. Unless the Corporation defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof (and distributions will cease to accrue on the Related Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, each Issuer Trust's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer Trust's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer Trust's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer Trust's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer Trust's Preferred Securities then due and payable.

  In the case of any Event of Default (as defined below) resulting from a Debenture Event of Default, the Corporation as holder of such Issuer Trust's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Corporation as holder of the Issuer Trust's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  Unless otherwise specified in the applicable Prospectus Supplement, subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Corporation has the right at any time to terminate any Issuer Trust and, after satisfaction of the liabilities of creditors of such Issuer Trust as provided by applicable law, cause such Corresponding Junior Subordinated Debentures in respect of the Preferred Securities and Common Securities issued by such Issuer Trust to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Issuer Trust.

  Pursuant to each Trust Agreement, each Issuer Trust shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate such Issuer Trust (which direction is optional and wholly within the discretion of the Corporation, as Depositor); (iii) redemption of all of the Issuer Trust's Preferred Securities as described under "Description of Preferred Securities--Redemption"; and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

  If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer Trust on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Issuer Trust's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities. A supplemental Junior Subordinated Indenture may provide that if an early termination occurs as described in clause (iv) above, the Corresponding Junior Subordinated Debentures may be subject to optional redemption in whole (but not in part).

  After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding,
(ii) DTC or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such series of Preferred Securities and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of an Issuer Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an "Event of Default" under each Trust Agreement with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default under the Junior Subordinated Indenture (see "Description of Junior Subordinated
  Debentures--Debenture Events of Default"); or

    (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities of the applicable Issuer Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 60 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer Trust's Preferred Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon termination of each Issuer Trust as described above. See "--Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any entity into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such entity shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER TRUSTS

  An Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as otherwise set forth in the Trust Agreement. An Issuer Trust may, at the request of the Corporation, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Issuer Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect and
(b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and
(viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

  Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

  Each Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clause (i) or clause (ii) such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's status as a grantor trust for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures,
(ii) waive any past default that is waivable under Section 5.13 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Junior Subordinated Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

  Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

  No vote or consent of the holders of Preferred Securities will be required for an Issuer Trust to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

  The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depository identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depository will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depository for such Global Preferred Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee to a successor Depository or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Corporation if such Preferred Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

  So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Junior Subordinated Indenture governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners or holders thereof under the Junior Subordinated Indenture.

  Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Corporation, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount (whether upon redemption or otherwise), premium or Distributions in respect of a permanent Global Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days, the Corporation will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if the Corporation so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to the Corporation, the Property Trustee and the Depository for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by the Corporation, of the Liquidation Amount of a Preferred Security of such series and integral multiples thereof.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Preferred Securities shall be made to the Depository, which shall credit the relevant accounts at the Depository on the applicable Distribution Dates or, if any Issuer Trust's Preferred Securities are not held by the Depository, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

  Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

  Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

  For information concerning the relationships between Bankers Trust Company, the Property Trustee, and the Corporation, see "Description of Junior Subordinated Debentures--Information Concerning the Debenture Trustee."

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that no Issuer Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

  Holders of the Preferred Securities have no preemptive or similar rights.

  No Issuer Trust may borrow money or issue debt or mortgage or pledge any of its assets.

                           DESCRIPTION OF GUARANTEES

  A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by each Issuer Trust of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. Bankers Trust Company will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees, which together with the applicable Prospectus Supplement will describe the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer Trust's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer Trust's Preferred Securities.

GENERAL

  The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Issuer Trust (the "Guarantee Payments"), will be subject to the
Guarantee: (i) any accrued and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption to the extent that such Issuer Trust has funds on hand available therefor at such time or (iii) upon a voluntary or involuntary termination, winding up or liquidation of such Issuer Trust (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Issuer Trust remaining available for distribution to holders of Preferred Securities on liquidation of such Issuer Trust. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the applicable Preferred Securities or by causing the Issuer Trust to pay such amounts to such holders.

  Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer Trust's obligations under the Preferred Securities, but will apply only to the extent that such related Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

  If the Corporation does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation. See "-- Status of the Guarantees." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "BankAmerica Corporation." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Junior Subordinated Indenture, any other indenture that the Corporation may enter into in the future or otherwise. See the Prospectus Supplement relating to any offering of Preferred Securities.

  The Corporation has, through the applicable Guarantee, the applicable Trust Agreement, the Junior Subordinated Debentures, the Junior Subordinated Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees."

STATUS OF THE GUARANTEES

  Each Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation in the same manner as Junior Subordinated Debentures.

  Each Guarantee will rank pari passu with all other Guarantees issued by the Corporation. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities-- Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under each Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

  Any holder of the Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

  The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

  For information concerning the relationship between Bankers Trust Company, the Property Trustee, and the Corporation, see "Description of Junior Subordinated Debentures--Information Concerning the Debenture Trustee."

TERMINATION OF THE GUARANTEES

  Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer Trust or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

  Each Guarantee will be governed by and construed in accordance with the laws of the State of California.

THE EXPENSE AGREEMENT

  Pursuant to the Expense Agreement entered into by the Corporation under each Trust Agreement (the "Expense Agreement"), the Corporation will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of any Preferred Securities or other similar interests in the Issuer Trust of the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. The Expense Agreement will constitute an unsecured obligation of the Corporation.

                 RELATIONSHIP AMONG THE PREFERRED SECURITIES,
               THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES
                              AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantees." Taken together, the Corporation's obligations under each series of Junior Subordinated Debentures, the Junior Subordinated Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations under the Preferred Securities. If and to the extent that the Corporation does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer Trust will not pay Distributions or other amounts due on its Preferred Securities. The Guarantees do not cover payment of Distributions when the related Issuer Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against the Corporation pursuant to the terms of the Junior Subordinated Indenture for enforcement of payment of the corresponding Junior Subordinated Debentures to such holder. The obligations of the Corporation under each Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the related Preferred Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of such Issuer Trust except the Issuer Trust's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of such Issuer Trust.

  Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

  A holder of any related Preferred Security may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer Trust or any other person or entity.

  A default or event of default under any Senior Indebtedness of the Corporation would not constitute a default or Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Corporation, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default.

LIMITED PURPOSE OF ISSUER TRUSTS

  Each Issuer Trust's Preferred Securities evidence a beneficial interest in such Issuer Trust, and each Issuer Trust exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Corporation the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from such Issuer Trust (or from the Corporation under the applicable Guarantee) if and to the extent such Issuer Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer Trust involving the liquidation of the Corresponding Junior Subordinated Debentures, after satisfaction of the liabilities of creditors of such Issuer Trust as required by applicable law, the holders of the related Preferred Securities will be entitled to receive, out of assets held by such Issuer Trust, the Liquidation Distribution in cash. See "Description of Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer Trust (other than the Issuer Trust's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                        DESCRIPTION OF DEBT SECURITIES

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

  The Senior Securities are to be issued under an Indenture dated as of November 1, 1991, as amended by a First Supplemental Indenture dated as of August 1, 1994 (as so amended, the "Senior Indenture"), between the Corporation and First Trust of California, National Association, as successor trustee (the "Senior Trustee"). The Subordinated Securities are to be issued under an Indenture dated as of November 1, 1991, as amended by a First Supplemental Indenture dated as of September 8, 1992 (as so amended, the "Subordinated Indenture"), between the Corporation and Chemical Trust Company of California, as trustee (the "Subordinated Trustee," and together with the Senior Trustee, the "Trustees"). The Senior Indenture and the Subordinated Indenture (collectively, the "Indentures") are exhibits to the Registration Statement. The following summaries of provisions of the Indentures, which together with the applicable Prospectus Supplement will describe the material terms thereof, do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indentures, to which reference is hereby made. Numerical references in parentheses below are to sections of the Indentures. Wherever particular sections or defined terms of the Indentures are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Indentures.

GENERAL

  The amount of Debt Securities offered by this Prospectus will be limited to the amount described on the cover of this Prospectus. Each Indenture provides that Debt Securities in an unlimited amount may be issued thereunder from time to time in one or more series. (Section 301)

  The Senior Securities will be unsecured and will rank pari passu with other unsecured Senior Debt of the Corporation. The Subordinated Securities will be unsecured and will rank pari passu with other debt of the Corporation that has substantially similar subordination provisions ("Subordinated Debt") and, together with such other Subordinated Debt, will be subordinate and junior in right of payment to the prior payment in full of the Senior Debt of the Corporation as described below under

"Subordination." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Debt Securities should look only to the assets of the Corporation for payments on the Debt Securities. Except as otherwise provided in the applicable Prospectus Supplement, the Indentures do not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Subordinated Indenture, any other indenture that the Corporation may enter into in the future or otherwise. See "-- Subordination" and the Prospectus Supplement relating to any offering of Securities.

  Reference is hereby made to the Prospectus Supplement relating to the particular series of Debt Securities for the terms of such Debt Securities, including, where applicable: (i) the designation and any limit on the aggregate principal amount of such Debt Securities; (ii) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Debt Securities will be issued; (iii) the date or dates on which such Debt Securities will mature or method by which such dates can be determined; (iv) the currency or currencies in which such Debt Securities are being sold and are denominated and the circumstances, if any, under which any Debt Securities may be payable in a currency other than the currency in which such Debt Securities are denominated, and if so, the exchange rate, the exchange rate agent and, if the Holder of any such Debt Securities may elect the currency in which payments thereon are to be made, the manner of such election; (v) the denominations in which any Debt Securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Debt Securities which are Bearer Securities will be issuable, if other than the denomination of $5,000; (vi) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, which rate may be zero in the case of certain Debt Securities issued at an issue price representing a discount from the principal amount payable at maturity; (vii) the date from which interest on such Debt Securities will accrue, the dates on which such interest will be payable or method by which such dates can be determined, the date on which payment of such interest will commence and the circumstances, if any, in which the Corporation may defer interest payments;
(viii) the dates on which, and the price or prices at which, such Debt Securities will, pursuant to any mandatory sinking fund provision, or may, pursuant to any optional redemption or required repayment provisions, be redeemed or repaid and the other terms and provisions of any such optional redemption or required repayment; (ix) whether such Debt Securities are to be issuable as Bearer Securities and/or Registered Securities and, if issuable as Bearer Securities, the terms upon which any Bearer Securities may be exchanged for Registered Securities; (x) whether such Debt Securities are to be issued in the form of one or more temporary or permanent Global Securities and, if so, the identity of the depository for such Global Security or Securities;
(xi) if a temporary global Debt Security is to be issued with respect to such series, the extent to which, and the manner in which, any interest thereon payable on an interest payment date prior to the issuance of a permanent Global Security or definitive Bearer Securities will be credited to the accounts of the persons entitled thereto on such interest payment date; (xii) if a temporary Global Security is to be issued with respect to such series, the terms upon which interests in such temporary Global Security may be exchanged for interests in a permanent Global Security or for definitive Debt Securities of the series and the terms upon which interests in a permanent Global Security, if any, may be exchanged for definitive Debt Securities of the series; (xiii) any additional restrictive covenants included for the benefit of Holders of such Debt Securities; (xiv) any additional Events of Default provided with respect to such Debt Securities; (xv) information with respect to book-entry procedures, if any; (xvi) whether the Debt Securities will be repayable at the option of the Holder in the event of a change in control of the Corporation; (xvii) any other material terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture; and (xviii) the material terms of any securities being offered together with or separately from the Debt

Securities. Such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities and certain United States federal income tax consequences and other special considerations applicable to such series of Debt Securities. If a Debt Security is denominated in a foreign currency, such Debt Security may not trade on a U.S. national securities exchange unless and until the Commission has approved appropriate rule changes pursuant to the Securities Act to accommodate the trading of such Debt Security.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

  Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in the Prospectus Supplement, Bearer Securities other than Bearer Securities in temporary or permanent global form will have interest coupons attached. (Section 201) Each Indenture also provides that Bearer Securities or Registered Securities of a series may be issuable in permanent global form. (Section 203) See "Permanent Global Securities."

  Registered Securities of any series will be exchangeable for other Registered Securities of the same series of authorized denominations and of a like aggregate principal amount, tenor and terms. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the applicable Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount, tenor and terms. Bearer Securities surrendered in exchange for Registered Securities between the close of business on a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Section 305) Each Bearer Security, other than a temporary global Bearer Security, and each interest coupon will bear the following legend: "Any United States Person who holds this obligation will be subject to limitations under the United States federal income tax laws including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

  Debt Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration of transfer (duly endorsed or accompanied by a satisfactory written instrument of transfer), at the office of the Security Registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to such series of Debt Securities, without service charge and upon payment of any taxes and other governmental charges. (Section 305) If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Security Registrar) initially designated by the Corporation with respect to any series of Debt Securities, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent (or Security Registrar) acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Corporation will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Corporation will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Corporation may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002)

  The Corporation shall not be required (i) to issue, register the transfer of or exchange Debt Securities of any particular series to be redeemed for a period of 15 days preceding the first publication of the relevant notice of redemption or, if Registered Securities are outstanding and there is no publication, the mailing of the relevant notice of redemption, (ii) to register the transfer of any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Registered Security being redeemed in part or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of like tenor and terms of that series, provided that such Registered Security shall be surrendered for redemption. (Section 305) Additional information regarding restrictions on the issuance, exchange and transfer of, and special United States federal income tax considerations relating to, Bearer Securities will be set forth in the applicable Prospectus Supplement.

TEMPORARY GLOBAL SECURITIES

  If so specified in the applicable Prospectus Supplement, all or any portion of the Debt Securities of a series which are issuable as Bearer Securities will initially be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a common depository in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel") for credit to designated accounts. On and after the date determined as provided in any such temporary Global Security and described in the applicable Prospectus Supplement, but within a reasonable time, each such temporary Global Security will be exchangeable for definitive Bearer Securities, definitive Registered Securities or all or a portion of a permanent global Bearer Security, or any combination thereof, as specified in such Prospectus Supplement. No definitive Bearer Security or permanent global Bearer Security delivered in exchange for a portion of a temporary Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange.

  Additional information regarding restrictions on and special United States federal income tax consequences relating to temporary Global Securities will be set forth in the Prospectus Supplement relating thereto.

PERMANENT GLOBAL SECURITIES

  If any Debt Securities of a series are issuable in permanent global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent Global Security may exchange such interests for Debt Securities of such series and of like tenor and principal amount of any authorized form and denomination. Principal of and any premium and interest on a permanent Global Security will be payable in the manner described in the Prospectus Supplement relating thereto.

PAYMENTS AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payments of principal of and premium, if any, and interest, if any, on Bearer Securities will be payable in the currency designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Corporation may appoint from time to time. Unless otherwise provided in the Prospectus Supplement, such payments may be made, at the option of the Holder, by a check in the designated currency or by transfer to an account in the designated currency maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date to a paying agent outside the United States. (Section 1001) No payment with respect to any Bearer Security will be made at any office or paying agency maintained by the Corporation in the United States nor will any such payment be made by transfer to an account, or by mail to an address, in the United States.

Notwithstanding the foregoing, payments of principal of and premium, if any, and interest, if any, on Bearer Securities denominated and payable in U.S. dollars will be made in U.S. dollars at an office or agency of, and designated by, the Corporation located in the United States, if payment of the full amount thereof in U.S. dollars at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, and the Trustee receives an opinion of counsel that such payment within the United States is legal. (Section 1002) As used in this Prospectus, "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Marianas Islands.

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of and premium, if any, and interest, if any, on a Registered Security will be payable in the currency designated in the Prospectus Supplement, and interest will be payable at the office of such paying agent or paying agents as the Corporation may appoint from time to time, except that at the option of the Corporation payment of any interest may be made by a check in such currency mailed to the Holder at such Holder's registered address or by wire transfer to an account in such currency designated by such Holder in writing not less than ten days prior to the date of such payment. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any installment of interest on a Registered Security will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such payments. (Section 307) Unless otherwise indicated in the applicable Prospectus Supplement, principal payable at maturity will be paid to the registered holder upon surrender of the Registered Security at the office of a duly appointed paying agent.

  The paying agents outside the United States initially appointed by the Corporation for a series of Debt Securities will be named in the applicable Prospectus Supplement. The Corporation may terminate the appointment of any of the paying agents from time to time, except that the Corporation will maintain at least one paying agent outside the United States so long as any Bearer Securities are outstanding where Bearer Securities may be presented for payment and may be surrendered for exchange, provided that so long as any series of Debt Securities is listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Corporation will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for such series of Debt Securities. (Section 1002)

  All moneys paid by the Corporation to a paying agent for the payment of principal of or premium, if any, or interest, if any, on any Debt Security that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will, at request of the Corporation, be repaid to the Corporation, and the Holder of such Debt Security or any coupon appertaining thereto will thereafter look only to the Corporation for payment thereof. (Section 1003)

COVENANTS CONTAINED IN INDENTURES

  The Senior Indenture provides that the Corporation (a) will not sell, transfer, or otherwise dispose of any shares of Voting Stock of Bank of America or permit Bank of America to issue, sell, or otherwise dispose of any shares of its Voting Stock unless, after giving effect to any such transaction, Bank of America remains a Controlled Subsidiary, and (b) will not permit Bank of America to (i) merge or consolidate unless the surviving corporation is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety to any person, except to a Controlled Subsidiary. (Section 1005 of the Senior Indenture) "Controlled Subsidiary" means any corporation more than 80% of the outstanding shares of "Voting Stock" (except for directors' qualifying shares) of which is at the time owned directly by the Corporation. With the consent of the Holders of at least a majority in principal amount of the outstanding Senior Securities of each series issued under the Senior Indenture, such definition in the Senior Indenture may be modified so as to reduce the required percentage of ownership from 80% to a majority. (Section 902 of the Senior Indenture) The term "Voting Stock" of Bank of America refers to stock of any class or classes, however designated, having ordinary voting power for the election of a majority of the Board of Directors of Bank of America, other than stock having such power only by reason of the happening of a contingency. (Section 101 of the Senior Indenture)

  The Senior Indenture also prohibits the Corporation from creating, assuming, incurring or suffering to exist, as security for indebtedness for borrowed money, any mortgage, pledge, encumbrance or lien or charge of any kind upon the Voting Stock of Bank of America (other than directors' qualifying shares) without effectively providing that the Senior Securities shall be secured equally and ratably with (or prior to) such indebtedness; provided, however, that the Corporation may create, assume, incur or suffer to exist any such mortgage, pledge, encumbrance or lien or charge without regard to the foregoing provisions so long as after giving effect thereto, the Corporation will own at least 80% of the Voting Stock of Bank of America then issued and outstanding, free and clear of any such mortgage, pledge, encumbrance or lien or charge. (Section 1004 of the Senior Indenture)

  The Subordinated Indenture does not contain any of the foregoing covenants.

  The Corporation is not restricted by the Indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from creating liens on its property (other than, in the case of the Senior Indenture, the Voting Stock of Bank of America as described above) for any purposes or from paying dividends or making distributions on its capital stock or purchasing or redeeming its capital stock. The Indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indentures do not contain any provision which would require the Corporation to repurchase or redeem or otherwise modify the terms of any of its Debt Securities upon a change in control or other events involving the Corporation which may adversely affect the creditworthiness of the Debt Securities.

MODIFICATION AND WAIVER

  Except as to the definition of Controlled Subsidiary in the Senior Indenture and certain other modifications and amendments not adverse to Holders of Debt Securities, modifications and amendments of and waivers of compliance with certain restrictive provisions under each Indenture may be made only with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each series thereunder affected by such modification, amendment or waiver; provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security or coupon affected thereby: (i) change the Stated Maturity of the principal or any installment of principal or any installment of interest, if any; (ii) reduce the amount of principal or interest, if any, thereon, or any premium payable upon redemption or repayment thereof or in the case of an Original Issue Discount Security the amount of principal payable upon acceleration of the Maturity thereof; (iii) change the place of payment or the currency in which principal or interest, if any, is payable; (iv) impair the right to institute suit for the enforcement of any payment of the principal, premium, if any, and interest, if any, or adversely affect the right of repayment, if any, at the option of the Holder; (v) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults; (vi) reduce the requirements contained in the applicable Indenture for quorum or voting; or
(vii) modify any of the above provisions. (Section 902)

  Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series issued thereunder if Debt Securities of that series are issuable in whole or in part as Bearer

Securities. (Section 1401 of the Senior Indenture, Section 1601 of the Subordinated Indenture) A meeting may be called at any time by the Trustee for such Debt Securities, or upon the request of the Corporation or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with the Indenture with respect thereto. (Section 1402 of the Senior Indenture, Section 1602 of the Subordinated Indenture) Except as limited by the proviso in the preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that any resolution with respect to any consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series issued under an Indenture may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the Holders of not less than 66 2/3% in principal amount of such Outstanding Debt Securities of that series; and provided further, that any resolution with respect to any demand, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series issued under an Indenture may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. (Section 1404 of the Senior Indenture, Section 1604 of the Subordinated Indenture)

  Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture with respect thereto will be binding on all Holders of Debt Securities of that series and the related coupons issued under that Indenture. The quorum at any meeting of Holders of a series of Debt Securities called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing 66 2/3% in principal amount of the Outstanding Debt Securities of such series issued under that Indenture will constitute a quorum. (Section 1404 of the Senior Indenture, Section 1604 of the Subordinated Indenture)

EVENTS OF DEFAULT

  Unless otherwise provided in the applicable Prospectus Supplement, any series of Senior Securities issued under the Senior Indenture will provide that the following shall constitute Events of Default with respect to such series: (i) default in payment of principal of or premium, if any, on any Senior Security of such series when due; (ii) default for 30 days in payment of interest, if any, on any Senior Security of such series or related coupon, if any, when due; (iii) default in the deposit of any sinking fund payment on any Senior Security of such series when due; (iv) default in the performance or breach of any other covenant in such Indenture for the benefit of such series, continued for 90 days after written notice thereof by the Trustee thereunder or the Holders of at least 25% in principal amount of the Outstanding Senior Securities of such series issued under that Indenture; and
(v) certain events of bankruptcy, insolvency or reorganization of the Corporation or Bank of America. Unless otherwise provided in the applicable Prospectus Supplement, an Event of Default will not be triggered with respect to any series of Senior Securities issued under the Senior Indenture as a result of an event of default pertaining to any other indebtedness of the Corporation, including any other series of Debt Securities issued under the Senior Indenture. (Section 501 of the Senior Indenture)

  Unless otherwise provided in the applicable Prospectus Supplement, any series of Subordinated Securities issued under the Subordinated Indenture will provide that the only Event of Default will be certain events of bankruptcy of the Corporation. (Section 501 of the Subordinated Indenture) Unless specifically stated in the applicable Prospectus Supplement for a particular series of Subordinated Securities, there is no right of acceleration of the payment of principal of the Subordinated Securities upon a default in the payment of principal, premium, if any, or interest, if any, or in the performance of any covenant or agreement in the Subordinated Securities or Subordinated Indenture. In the event of a default in the payment of principal, premium, if any, or interest, if any, or the performance of any covenant or agreement in the Subordinated Securities or Subordinated Indenture, the Trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce payment of such principal, premium, if any, or interest, if any, or to obtain the performance of such covenant or agreement or any other proper remedy. (Section 503 of the Subordinated Indenture)

  The Corporation is required to file with each Trustee annually an Officers' Certificate as to the existence of any default in the performance and observance of any of the terms, provisions and conditions of the applicable Indenture. (Section 1007 of the Senior Indenture, Section 1004 of the Subordinated Indenture) Each Indenture provides that if an Event of Default specified therein shall occur and be continuing with respect to any series of Debt Securities, either the Trustee thereunder or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series may declare the principal of all the Debt Securities of such series (or in the case of Original Issue Discount Securities, such portion of the principal amount thereof as may be specified in the terms thereof) and all accrued but unpaid interest thereon to be due and payable. (Section 502) In certain cases, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series may, on behalf of the Holders of all Debt Securities of any such series and any related coupons, waive any past default or Event of Default except a default (i) in payment of the principal of or premium, if any, or interest, if any, on any of the Debt Securities of such series or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series or coupon affected. (Section 513)

  Each Indenture contains a provision entitling the Trustee thereunder, subject to the duty of such Trustee during default to act with the required standard of care, to be indemnified by the Holders of the Debt Securities of any series thereunder or any related coupons before proceeding to exercise any right or power under such Indenture with respect to such series at the request of such Holders. (Section 603) Each Indenture provides that no Holder of any Debt Securities of any series thereunder or any related coupons may institute any proceeding, judicial or otherwise, to enforce such Indenture except in the case of failure of the Trustee thereunder, for 60 days, to act after it is given notice of default, a request to enforce such Indenture by the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series and an offer of reasonable indemnity. (Section 507) This provision will not prevent any Holder of Debt Securities or any related coupons from enforcing payment of the principal thereof and premium, if any, and interest, if any, thereon at the respective due dates thereof. (Section 508) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series issued under an Indenture may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee for such Debt Securities or exercising any trust or power conferred on it with respect to the Debt Securities of such series. However, such Trustee may refuse to follow any direction that conflicts with law or the Indenture under which it serves or which it determines in good faith would be unjustly prejudicial to Holders not joining therein. (Section 512)

  Each Indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to any series of Debt Securities thereunder known to it, give to the Holders of Debt Securities of such series notice of such default if not cured or waived, but, except in the case of a default in the payment of principal of or premium, if any, or interest, if any, on any Debt Securities of such series or any related coupons or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee for such Debt Securities shall be protected in withholding such notice if, and so long as, the Trustee determines in good faith that the withholding of such notice is in the interest of the Holders of such Debt Securities. (Section 602)

DEFEASANCE

  The Corporation may terminate certain of its obligations under each Indenture with respect to the Debt Securities of any series thereunder, including its obligations to comply with the covenants described under the heading "Covenants Contained in Indentures" above, with respect to such Debt Securities, on the terms and subject to the conditions contained in such Indentures, by depositing in trust with the Trustee money and/or, to the extent such Debt Securities are denominated and payable in U.S. dollars only, Eligible Instruments which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal and premium, if any, and interest, if any, on such Debt Securities, and any mandatory sinking fund, repayment or analogous payments thereon, on the scheduled due dates therefor. Such deposit and termination is conditioned upon the Corporation's delivery of an opinion of counsel that the Holders of such Debt Securities will have no federal income tax consequences as a result of such deposit and termination. Such termination will not relieve the Corporation of its obligation to pay when due the principal of or interest on such Debt Securities if such Debt Securities of such series are not paid from the money or Eligible Instruments held by the Trustee for the payment thereof. (Section 1501 of the Senior Indenture, Section 1701 of the Subordinated Indenture) The applicable Prospectus Supplement may further describe the provisions, if any, permitting or restricting such defeasance with respect to the Debt Securities of a particular series.

SUBORDINATION

  The Subordinated Securities shall be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Debt (as defined below) of the Corporation. In the event that the Corporation shall default in the payment of any principal, premium, if any, or interest, if any, on any Senior Debt when the same becomes due and payable, whether at Maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the Subordinated Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Subordinated Securities. (Section 1801 of the Subordinated Indenture) "Senior Debt" means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, other than (i) any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Debt and (ii) the Subordinated Securities. (Section 101 of the Subordinated Indenture) As of September 30, 1996, the Corporation (the Parent) had approximately $10.9 billion of Senior Debt outstanding.

  In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the principal of or premium, if any, or interest, if any, on the Subordinated Securities. In such event, any payment or distribution on account of the principal of or premium, if any, or interest, if any, on the Subordinated Securities, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Securities, to the payment of all Senior Debt at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Securities shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full. (Section 1801 of the Subordinated Indenture)

  In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the Holders of Subordinated Securities, together with the holders of any obligations of the Corporation ranking on a parity with the Subordinated Securities, shall be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on account of unpaid principal of and premium, if any, and interest, if any, on the Subordinated Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Corporation ranking junior to the Subordinated Securities and such other obligations. If any payment or distribution on account of the principal of or interest on the Subordinated Securities of any character or any security, whether in cash, securities or other property (other than securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Securities, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by any Holder of any Subordinated Securities in contravention of any of the terms hereof and before all the Senior Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full. (Section 1801 of the Subordinated Indenture) By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Debt may receive more, ratably, and holders of the Subordinated Securities having a claim pursuant to such securities may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of any Event of Default in respect of the Subordinated Securities.

  The Subordinated Indenture may be modified or amended as provided under "Modification and Waiver" above, provided that no such modification or amendment may, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the Subordinated Indenture relating to the subordination of the Subordinated Securities and any related coupons in a manner adverse to such holders. (Section 902 of the Subordinated Indenture)

INFORMATION CONCERNING THE TRUSTEES

  The Senior Trustee serves as trustee under two indentures, and an affiliate of the Senior Trustee, First Trust of New York, serves as trustee under one indenture, in each case, for Senior Debt pursuant to which certain debentures and notes of the Corporation are outstanding. Bank of America and certain of its affiliates also maintain deposit accounts and/or conduct other banking transactions with First Bank Systems, Inc., an affiliate of the Senior Trustee.

  The Subordinated Trustee serves as trustee under three indentures for subordinated debt pursuant to which certain debentures and notes of the Corporation are outstanding. An affiliate of the Subordinated Trustee, ChaseMellon Shareholders Services, L.L.C., serves as transfer agent and registrar for the Corporation's outstanding common and preferred stock, as depositary for certain of the Corporation's preferred stock issues and as Rights Agent with respect to rights associated with the Corporation's common stock. The Chase Manhattan Bank, an affiliate of the Subordinated Trustee, serves as trustee under two indentures, one for subordinated debt and one for Senior Debt, of the

Corporation. In addition, Bank of America and certain of its affiliates maintain deposit accounts and/or conduct other banking transactions with The Chase Manhattan Bank.

  The Trustees may, from time to time, make loans to the Corporation and perform other services for the Corporation in the normal course of business. Under the provisions of the Trust Indenture Act, upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act) the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify debt holders to this effect and any debt holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

                              BOOK-ENTRY ISSUANCE

  DTC will act as securities depository for all of the Preferred Securities, the Junior Subordinated Debentures and the Debt Securities issued in book-entry form, unless otherwise specified in the Prospectus Supplement relating to an offering of Preferred Securities, Junior Subordinated Debentures or Debt Securities. In such case, the Preferred Securities, the Junior Subordinated Debentures and the Debt Securities, will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer Trust and the Junior Subordinated Debentures and Debt Securities, representing in the aggregate the total number of such Issuer Trust's Preferred Securities or aggregate principal balance of Junior Subordinated Debentures or Debt Securities, respectively, and will be deposited with DTC.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Preferred Securities, Junior Subordinated Debentures or Debt Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities, Junior Subordinated Debentures or Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security, each Junior Subordinated Debenture and each Debt Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities, Junior Subordinated Debentures or Debt Securities. Transfers of ownership interests in the Preferred Securities, Junior Subordinated Debentures or Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, Junior Subordinated Debentures or Debt Securities, except in the event that use of the book-entry system for the Preferred Securities of such Issuer Trust or Junior Subordinated Debentures or Debt Securities is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities, Junior Subordinated Debentures or Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities, Junior Subordinated Debentures or Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities, Junior Subordinated Debentures or Debt Securities. If less than all of an Issuer Trust's Preferred Securities or the Junior Subordinated Debentures or Debt Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Preferred Securities, the Junior Subordinated Debentures or Debt Securities is limited to the holders of record of the Preferred Securities, Junior Subordinated Debentures or Debt Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities, Junior Subordinated Debentures or Debt Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities, Junior Subordinated Debentures or Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Preferred Securities, the Junior Subordinated Debentures or the Debt Securities will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer Trust thereof or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depository with respect to any of the Preferred Securities, the Junior Subordinated Debentures or the Debt Securities at any time by giving reasonable notice to the relevant Trustee and the Corporation. In the event that a successor securities depository is not obtained, definitive Preferred Security, Junior Subordinated Debenture or Debt Security certificates representing such Preferred Securities, Junior Subordinated Debentures or Debt Securities are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Junior Subordinated Debentures or Debt Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities, Junior Subordinated Debentures or Debt Securities will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer Trusts and the Corporation believe to be accurate, but the Issuer Trusts and the Corporation assume no responsibility for the accuracy thereof. Neither the Issuer Trusts nor the Corporation has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                             PLAN OF DISTRIBUTION

  The Junior Subordinated Debentures, the Preferred Securities or Debt Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Corporation and each Issuer Trust may sell its Junior Subordinated Debentures, Preferred Securities or Debt Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus is a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures, Preferred Securities or Debt Securities, as the case may be, in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures, Preferred Securities and Debt Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

  Underwriters may offer and sell Junior Subordinated Debentures, Preferred Securities or Debt Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from the Corporation and/or the applicable Issuer Trust in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures, Preferred Securities or Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

  Any underwriting compensation paid by the Corporation and/or the applicable Issuer Trust to underwriters in connection with the offering of Junior Subordinated Debentures, Preferred Securities or Debt Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in a Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures, Preferred Securities or Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures, Preferred Securities or Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with the Corporation and the applicable Issuer Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

  In connection with the offering of the Preferred Securities of any Issuer Trust, such Issuer Trust may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

  Underwriters and dealers may engage in transactions with, or perform services for, the Corporation and/or the applicable Issuer Trust and/or any of their affiliates in the ordinary course of business.

  The Junior Subordinated Debentures, the Preferred Securities and the Debt Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures, Preferred Securities or Debt Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures, Preferred Securities and Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures, Preferred Securities or Debt Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures, Preferred Securities or Debt Securities.

  This Prospectus and the related prospectus Supplement may be used by BA Securities, Inc., an affiliate of the Corporation and each Issuer Trust, in connection with offers and sales related to market-making transactions in the Debt Securities and Junior Subordinated Debentures and, to the extent authorized, the Preferred Securities. BA Securities, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

                            VALIDITY OF SECURITIES

  Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for the Corporation and the Issuer Trusts with respect to the Junior Subordinated Debentures, the Preferred Securities and the Guarantees by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, counsel to the Corporation, and for the Issuer Trusts by Richards, Layton & Finger, special Delaware counsel to the Corporation and the Issuer Trusts. The validity of the Debt Securities will be passed upon for the Corporation by James N. Roethe, Executive Vice President and General Counsel of the Corporation. As of October 31, 1996, Mr. Roethe had a direct or indirect interest in 2,264 shares of Common Stock of the Corporation and had options to purchase an additional 53,000 shares of which 31,000 options will be exercisable as of December 30, 1996. Orrick, Herrington & Sutcliffe LLP will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law.

                                    EXPERTS

  The consolidated financial statements and schedules of the Corporation and subsidiaries incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated therein and herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  Registration fee under the Securities Act of 1933, as amended..... $  454,545
  NASD fee..........................................................     30,500
  Blue Sky fees and expenses (including counsel fees)...............    100,000
  Fees of rating agencies...........................................    182,500
  Trustees' fee and expenses........................................     26,500
  Printing and engraving............................................    170,000
  Accounting services...............................................    150,000
  Legal fees of Registrant's counsel................................    380,000
  Miscellaneous.....................................................    105,955
                                                                     ----------
  Total............................................................. $1,600,000
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Certificate of Incorporation of the Corporation provides that a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation law or (iv) for any transaction from which the director derives any improper personal benefit. The Certificate of Incorporation further provides that, if the Delaware General Corporation Law is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended, without further stockholder action.

  As authorized by Section 145 of the Delaware General Corporation Law, the By-laws of the Corporation provide for indemnification of directors and officers in certain cases. A director or officer of the Corporation (i) must be indemnified by the Corporation for all expenses of litigation or other legal proceedings when he or she is successful on the merits or otherwise in such litigation or proceedings, (ii) must be indemnified by the Corporation for the expenses, judgments, fines and amounts paid in settlement of litigation or proceedings (other than a derivative action), even if he or she is not successful, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation (and, in the case of a criminal proceedings, had no reasonable cause to believe his or her conduct was not lawful) and (iii) must be indemnified by the Corporation for expenses of a derivative action, even if he or she is not successful, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification may be made in the case of a derivative action if the person is judged liable to the Corporation, unless a court determines that, despite such adjudication but in view of the circumstances, such person is entitled to indemnification of such expenses.

  The By-laws of the Corporation further provide that the Corporation may purchase insurance on behalf of its directors and officers, whether or not it would have the power to indemnify them against such liability.

  There is directors' and officers' liability insurance presently outstanding which insures directors and officers of the Corporation and certain of its subsidiaries, including Bank of America. The policies cover loss for which the Corporation or any of such subsidiaries shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by the Corporation or any of such subsidiaries. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters uninsurable under the law. The policies contain certain provisions regarding deductibles.

  Reference is made to the Underwriting Agreement which is filed as an Exhibit to this Registration Statement.

  Under each Trust Agreement, the Corporation will agree to indemnify each of the Trustees of the Issuer Trust or any predecessor Trustee for the Issuer Trust, and to hold the Trustee harmless, against any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

ITEM 16. EXHIBITS.

 EXHIBIT
 -------
  1(a)   Form of Underwriting Agreement--Preferred Securities
  1(b)   Form of Underwriting Agreement--Debt Securities
  1(c)   Form of Underwriting Agreement Standard Provisions (December 1996)
  3(a)   Certificate of Incorporation of BankAmerica Corporation, as amended
         (incorporated by reference to Exhibit 3(a) to BankAmerica
         Corporation's Form 8-A, Amendment No. 1, filed August 26, 1994 (File
         No. 1-7377))
  3(b)   By-laws, as amended (incorporated by reference to Exhibit 3(b) to
         BankAmerica Corporation's Form 10-Q for the period ending June 30,
         1996 (File No. 1-7377))
  4(a)   Senior Indenture between BankAmerica Corporation and First Trust of
         California, National Association, as successor Trustee (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-3
         (Reg. No. 33-43862) dated January 17, 1992).
  4(b)   First Supplemental Indenture between BankAmerica Corporation and First
         Trust of California, National Association, as successor Trustee dated
         August 1, 1994 (incorporated by reference to Exhibit 4.19 to Amendment
         No. 1 to Registration Statement on Form S-3 (Reg. No. 33-54385) dated
         August 17, 1994).
  4(c)   Subordinated Indenture between BankAmerica Corporation and Chemical
         Trust Company of California, as Trustee (incorporated by reference to
         Exhibit 4.2 to Registration Statement on Form S-3 (Reg. No. 33-43862)
         dated January 17, 1992).
  4(d)   First Supplemental Indenture between BankAmerica Corporation and
         Chemical Trust Company of California, as Trustee, dated as of
         September 8, 1992 (incorporated by reference to Exhibit 4.1 to Current
         Report to Form 8-K dated September 11, 1992, File No. 1-7377).
  4(e)   Form of Note (incorporated by reference to Exhibit 4.5(a) to Amendment
         No. 1 to Registration Statement on Form S-3 (Reg. No. 33-54385) dated
         August 17, 1994).
  4(f)   Form of Junior Subordinated Indenture, dated as of December  , 1996, between BankAmerica Corporation and Bankers Trust Company, as
         Debenture Trustee
  4(g)   Certificate of Trust of BankAmerica Capital I
  4(h)   Trust Agreement of BankAmerica Capital I

 4(i)  Certificate of Trust of BankAmerica Capital II
 4(j)  Trust Agreement of BankAmerica Capital II
 4(k)  Certificate of Trust of BankAmerica Capital III
 4(l)  Trust Agreement of BankAmerica Capital III
 4(m)  Certificate of Trust of BankAmerica Capital IV
 4(n)  Trust Agreement of BankAmerica Capital IV
 4(o)  Certificate of Trust of BankAmerica Capital V
 4(p)  Trust Agreement of BankAmerica Capital V
 4(q)  Certificate of Trust of BankAmerica Capital VI
 4(r)  Trust Agreement of BankAmerica Capital VI
 4(s)  Certificate of Trust of BankAmerica Capital VII
 4(t)  Trust Agreement of BankAmerica Capital VII
 4(u)  Certificate of Trust of BankAmerica Capital VIII
 4(v)  Trust Agreement of BankAmerica Capital VIII
 4(w)  Form of Amended and Restated Trust Agreement of BankAmerica Capital I,
       II, III, IV, V, VI, VII and VIII
 4(x)  Form of Preferred Security Certificate for BankAmerica Capital I, II,
       III, IV, V, VI, VII and VIII (included as Exhibit E of Exhibit 4(w))
 4(y)  Form of Guarantee Agreement for BankAmerica Capital I, II, III, IV, V,
       VI, VII and VIII
 4(z)  BankAmerica Corporation and certain of its consolidated subsidiaries have outstanding certain long-term debt. None of such debt exceeds 10%
       of the total assets of BankAmerica Corporation and its consolidated subsidiaries; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. BankAmerica Corporation agrees to furnish copies of such instruments to the Commission upon request.
 5(a)  Opinion of Orrick, Herrington & Sutcliffe LLP
 5(b)  Opinion of General Counsel of BankAmerica Corporation
 5(c)  Opinion of Richards, Layton & Finger as to BankAmerica Capital I
 5(d)  Opinion of Richards, Layton & Finger as to BankAmerica Capital II
 5(e)  Opinion of Richards, Layton & Finger as to BankAmerica Capital III
 5(f)  Opinion of Richards, Layton & Finger as to BankAmerica Capital IV
 5(g)  Opinion of Richards, Layton & Finger as to BankAmerica Capital V
 5(h)  Opinion of Richards, Layton & Finger as to BankAmerica Capital VI
 5(i)  Opinion of Richards, Layton & Finger as to BankAmerica Capital VII
 5(j)  Opinion of Richards, Layton & Finger as to BankAmerica Capital VIII
 8     Opinion of Orrick, Herrington & Sutcliffe LLP as to certain federal income tax matters
 12    Computation of ratio of earnings to fixed charges
 23(a) Consent of Ernst & Young LLP
 23(b) Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibits 5(a)
       and 8)
 23(c) Consent of General Counsel of BankAmerica Corporation (included in
       Exhibit 5(b))
 23(d) Consent of Richards, Layton & Finger (included in Exhibits 5(c) through
       5(j))
 24    Powers of Attorney*
 25(a) Form T-1 Statement of Eligibility of Bankers Trust Company to act as
       trustee under the Junior Subordinated Indenture, the Amended and
       Restated Trust Agreements of BankAmerica Capital I, II, III, IV, V, VI,
       VII and VIII and the Guarantees for the benefit of the holders of
       Preferred Securities of BankAmerica Capital I, II, III, IV, V, VI, VII
       and VIII.
 25(b) Form T-1 Statement of Eligibility of First Trust of California, National
       Association, Trustee.
 25(c) Form T-1 Statement of Eligibility of Chemical Trust Company of
       California, Trustee.

--------

 * Previously filed.

ITEM 17. UNDERTAKINGS.

  Each of the undersigned Registrants, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  Each of the undersigned Registrants hereby also undertakes:

  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in effective registration statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

  (4) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser; and

  (5) that, for the purposes of determining any liability under the Securities Act of 1933:

    (i) the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registration pursuant to Rule 424(b)(1) or (4) or 487(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

    (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 4th day of December, 1996.

                                 BANKAMERICA CORPORATION

                                 By: /s/ Shaun M. Maguire
                                    --------------------------------------
                                    Name: Shaun M. Maguire
                                    Title: Senior Vice President and
                                         Assistant Treasurer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and as of the date indicated.

                  SIGNATURE                                        TITLE
                  ---------                                        -----

          David A. Coulter*            Chairman of the Board, President and
---------------------------------      Chief Executive Officer (Principal
          David A. Coulter             Executive Officer)

                                       Vice Chairman and Chief Financial
     /s/ Michael E. O'Neill            Officer (Principal Financial Officer)
---------------------------------
         Michael E. O'Neill

                                       Executive Vice President and Chief
      /s/ John J. Higgins              Accounting Officer (Principal
---------------------------------      Accounting Officer)

        John J. Higgins

        Joseph F. Alibrandi*           Director
---------------------------------
         Joseph F. Alibrandi

           Jill E. Barad*              Director
---------------------------------
            Jill E. Barad

          Peter B. Bedford*            Director
---------------------------------
          Peter B. Bedford

         Andrew F. Brimmer*            Director
---------------------------------
          Andrew F. Brimmer

         Richard A. Clarke*            Director
---------------------------------
          Richard A. Clarke

           Timm F. Crull*              Director
---------------------------------
            Timm F. Crull

                  SIGNATURE                                        TITLE
                  ---------                                        -----

         Kathleen Feldstein*            Director
---------------------------------
         Kathleen Feldstein

          Donald E. Guinn*              Director
---------------------------------
           Donald E. Guinn

         Frank L. Hope, Jr.*            Director
---------------------------------
         Frank L. Hope, Jr.

       Ignacio E. Lozano, Jr.*          Director
---------------------------------
       Ignacio E. Lozano, Jr.

          Walter E. Massey*             Director
---------------------------------
          Walter E. Massey

          John M. Richman*              Director
---------------------------------
           John M. Richman

        Richard M. Rosenberg*           Director
---------------------------------
        Richard M. Rosenberg

         A. Michael Spence*             Director
---------------------------------
          A. Michael Spence

        Solomon D. Trujillo*            Director
---------------------------------
         Solomon D. Trujillo

*By: /s/ Carolyn Chew Hamilton
  -------------------------------
Carolyn Chew Hamilton,
Attorney-in-Fact

Dated: December 4, 1996

  Pursuant to the requirements of the Securities Act of 1933, BankAmerica Capital I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, and State of California on the 4th day of December, 1996.

                             BANKAMERICA CAPITAL I

                         By: BankAmerica Corporation,
                                 as Depositor

                       By: /s/ Shaun M. Maguire
                          ----------------------------------
                          Name: Shaun M. Maguire
                          Title: Senior Vice President and
                               Assistant Treasurer

  Pursuant to the requirements of the Securities Act of 1933, BankAmerica Capital II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, and State of California on the 4th day of December, 1996.

                            BANKAMERICA CAPITAL II

                         By: BankAmerica Corporation,
                                 as Depositor

                       By: /s/ Shaun M. Maguire
                          ----------------------------------
                          Name: Shaun M. Maguire
                          Title: Senior Vice President and
                               Assistant Treasurer

 Pursuant to the requirements of the Securities Act of 1933, BankAmerica Capital III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, and State of California on the 4th day of December, 1996.

                            BANKAMERICA CAPITAL III

                         By: BankAmerica Corporation,
                                 as Depositor

                       By: /s/ Shaun M. Maguire
                          ----------------------------------
                          Name: Shaun M. Maguire
                          Title: Senior Vice President and
                               Assistant Treasurer

  Pursuant to the requirements of the Securities Act of 1933, BankAmerica Capital IV certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, and State of California on the 4th day of December, 1996.

                            BANKAMERICA CAPITAL IV

                         By: BankAmerica Corporation,
                                 as Depositor

                       By: /s/ Shaun M. Maguire
                          ----------------------------------
                          Name: Shaun M. Maguire
                          Title: Senior Vice President and
                               Assistant Treasurer


  Pursuant to the requirements of the Securities Act of 1933, BankAmerica Capital V certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, and State of California on the 4th day of December, 1996.

                             BANKAMERICA CAPITAL V

                         By: BankAmerica Corporation,
                                 as Depositor

                       By: /s/ Shaun M. Maguire
                          ----------------------------------
                          Name: Shaun M. Maguire
                          Title: Senior Vice President and
                               Assistant Treasurer


  Pursuant to the requirements of the Securities Act of 1933, BankAmerica Capital VI certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, and State of California on the 4th day of December, 1996.

                            BANKAMERICA CAPITAL VI

                         By: BankAmerica Corporation,
                                 as Depositor

                       By: /s/ Shaun M. Maguire
                          ----------------------------------
                          Name: Shaun M. Maguire
                          Title: Senior Vice President and
                               Assistant Treasurer

  Pursuant to the requirements of the Securities Act of 1933, BankAmerica Capital VII certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, and State of California on the 4th day of December, 1996.

                            BANKAMERICA CAPITAL VII

                         By: BankAmerica Corporation,
                                 as Depositor

                       By: /s/ Shaun M. Maguire
                          ----------------------------------
                          Name: Shaun M. Maguire
                          Title: Senior Vice President and
                               Assistant Treasurer


  Pursuant to the requirements of the Securities Act of 1933, BankAmerica Capital VIII certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, and State of California on the 4th day of December, 1996.

                           BANKAMERICA CAPITAL VIII

                         By: BankAmerica Corporation,
                                 as Depositor

                       By: /s/ Shaun M. Maguire
                          ----------------------------------
                          Name: Shaun M. Maguire
                          Title: Senior Vice President and
                               Assistant Treasurer

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